UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Great Lakes Dredge & Dock Corporation

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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	8:00 a.m. Central Time, on Thursday, May 2, 2019

PLACE:	Le Méridien Hotel Chicago – Oak Brook Center 2100 Spring Road, Grand Salon I, Oak Brook, Illinois 60523

RECORD DATE:	Stockholders of record at the close of business on March 7, 2019 are entitled to notice of, and to vote at, the 2019 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

ITEMS OF BUSINESS:

1.  To elect as directors the three nominees named in the attached Proxy Statement to serve for three-year terms expiring at the 2022 Annual Meeting of Stockholders, and to hold office until their respective successors are elected and qualified or until their earlier death, disqualification, resignation or removal.

2.  To ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

3.  To approve, on a non-binding advisory basis, the Company’s executive compensation.

4.  To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments of the 2019 Annual Meeting.

ADMISSION TO MEETING:

Proof of share ownership will be required for admission to the 2019 Annual Meeting of Stockholders, see “Information About the Annual Meeting and Voting” on page 51 appearing at the end of this Proxy Statement for details.

HOW TO VOTE:

Your vote is important to us. To make sure your shares are represented and voted at the Annual Meeting, we encourage you to authorize a proxy to vote your shares in one of the following ways, even if you plan to attend the meeting in person:

●   By Telephone. Call 1-800-690-6903 from the United States or Canada. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.

●   By Internet. Visit www.proxyvote.com. You will need your 16-digit control number on your Notice of Internet Availability, proxy card or voting instruction form.

●   By Mail. Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope.

You can always attend the Annual Meeting and revoke your proxy by voting in person.

By Order of the Board of Directors,

Kathleen Mackie LaVoy
Oak Brook, Illinois March 21, 2019	Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 2, 2019:

The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 are available at

www.proxyvote.com

GLDDCORP.COM

2122 YORK ROAD,
OAK BROOK, IL. 60523
P 630.574.3000 | F 630.574.3007

March 21, 2019

Dear Fellow Stockholder:

Our Board of Directors joins me in extending to you a cordial invitation to attend the 2019 Annual Meeting of Stockholders of Great Lakes Dredge & Dock Corporation. The meeting will be held on Thursday, May 2, 2019, beginning at 8:00 A.M. Central Daylight Time at the Le Méridien Hotel Chicago – Oak Brook Center, 2100 Spring Road, Grand Salon I, Oak Brook, Illinois 60523. Please refer to the accompanying Notice of 2019 Annual Meeting of Stockholders and Proxy Statement for detailed information on the meeting and each of the proposals to be considered and acted upon at the meeting.

In accordance with U.S. Securities and Exchange Commission’s rules, we have elected to deliver our proxy materials over the internet to most stockholders, which allow stockholders to receive information on a timelier basis, while lowering printing and mailing costs and reducing the environmental impact of the 2019 Annual Meeting of Stockholders.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, I urge you to vote your shares by proxy as soon as possible to ensure your vote is recorded at the 2019 Annual Meeting of Stockholders. You may vote in person at the 2019 Annual Meeting of Stockholders, by telephone, over the internet or, if you have requested paper copies of our proxy materials by mail, by signing, dating and returning the proxy card in the envelope provided.

Our Board of Directors appreciates your continued support of Great Lakes Dredge & Dock Corporation.

Sincerely,

Lawrence R. Dickerson

Chairman of the Board of Directors

PROXY STATEMENT

GREAT LAKES DREDGE & DOCK CORPORATION

2122 York Road

Oak Brook, Illinois 60523

2019 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Great Lakes Dredge & Dock Corporation, a Delaware corporation, to be voted at the 2019 Annual Meeting of Stockholders, which we refer to as the “Annual Meeting” or the “2019 Meeting,” and any adjournment or postponement of the meeting. Throughout this Proxy Statement when the terms “Great Lakes,” the “Company,” “we,” “our,” “ours” or “us” are used, they refer to Great Lakes Dredge & Dock Corporation and its subsidiaries. We sometimes refer to our Board of Directors as the “Board.” The meeting will be held at the Le Méridien Hotel Chicago – Oak Brook Center, 2100 Spring Road, Grand Salon I, Oak Brook, Illinois 60523, on Thursday, May 2, 2019, at 8:00 am Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and as set forth in this proxy statement.

On March 21, 2019, we made this Proxy Statement and form of proxy available online and mailed to our stockholders a Notice of Internet Availability (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report to stockholders of record as of March 7, 2019 (the “record date”), as permitted by the U.S. Securities and Exchange Commission’s (the “SEC”) rules. We will also mail this Proxy Statement, and the materials accompanying it, to stockholders who have requested paper copies. If you would like to receive a printed copy of our proxy materials by mail, you should follow the instructions for requesting those materials included in the Notice that we mailed to you.

Important Notice: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for informational purposes only and are not intended to be active link or to incorporate any website information into this document).

2019 PROXY SUMMARY

This summary highlights information contained in this proxy statement. This summary does not contain all of the information you should consider, and you should carefully read the entire Proxy Statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

●	Time and Date: 8:00 a.m., Central Time, Thursday May 2, 2019

●	Place: Le Méridien Hotel, 2100 Spring Road, Grand Salon I, Oak Brook, Illinois 60523

●	Record Date: March 7, 2019

●

Voting: Stockholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

AGENDA ITEMS AND BOARD RECOMMENDATIONS

Matter	Board Recommendation
1. Election of the three directors named in this proxy statement.	FOR EACH NOMINEE
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.	FOR
3. Approval, by non-binding vote, of the compensation of the Company’s named executive officers.	FOR

ELECTION OF DIRECTORS

The nominees for director for a three-year term will be elected provided that they receive the affirmative vote of a plurality of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that, if a quorum is present, the three persons receiving the greatest numbers of votes at the Annual Meeting will be elected to serve as directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.

Board Nominees	Age	Tenure	Committee Memberships
Lawrence R. Dickerson	66	2017	Compensation, Nominating and Corporate Governance
Ronald R. Steger	65	2018	Audit
D. Michael Steuert	70	2017	Audit, Nominating and Corporate Governance

ADVISORY VOTE TO RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2019, provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal.

ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Named Executive Officer	Title
Lasse J. Petterson	Chief Executive Officer
Mark W. Marinko	Senior Vice President and Chief Financial Officer
Kathleen M. LaVoy	Senior Vice President, Chief Legal Officer and Corporate Secretary
Christopher P. Shea	President – Environmental & Infrastructure Division
David E. Simonelli	President – Dredging Division

The advisory resolution to approve the compensation of our named executive officers will be approved provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposed resolution. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 2

2019 PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

Commitment to Board Refreshment. In May 2018, Kathleen M. Shanahan and Ronald R. Steger joined the Board as Independent Directors. More than half of our directors have joined the Board in 2016 or later.

Stockholder Engagement Efforts. The Board views stockholder outreach as an area of priority and in fiscal 2018 oversaw the enhancement of the Company’s engagement program, including outreach to over 50% of the stockholders and a specific focus on corporate governance and executive compensation.

Strong Independent Board. The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. The Board believes its current, refreshed leadership strikes an appropriate balance between independent directors and directors affiliated with the Company. This allows the Board to effectively represent the best interests of the Company and its stockholders.

Continually Updating Key Governance Policies. Annually, our Board reviews the charter of each of its standing committees. During 2018, our Board amended the Compensation Committee and Nominating and Corporate Governance Committee charters to promote corporate governance best practices and adopted the Audit Committee charter without any changes.

CORPORATE GOVERNANCE PRACTICES

◾ Standing Board Committees Comprised Solely of Independent Directors	◾ Executive Sessions of Independent Directors Held at All Regularly Scheduled Board Meetings
◾ Separation of Board Chair and CEO Roles	◾ Annual Board and Committee Evaluations
◾ Risk Oversight by the Board and Committees	◾ Oversight of CEO Succession Planning Process
◾ Comprehensive Code of Business Conduct & Ethics with Annual Director and Employee Certification of Compliance	◾ Robust Foreign Corrupt Practices Act Compliance Program for All Employees Responsible for or in support of Foreign Operations & Purchasing

EXECUTIVE COMPENSATION HIGHLIGHTS

As illustrated in the following charts and consistent with our pay for performance philosophy, the majority of our named executive officers’ target total compensation for 2018 (i.e. the sum of annualized base salary, target STI award and target LTI awards, excluding performance-based restricted stock units granted under the Special Incentive Program described below) is performance based or “at-risk,” meaning it is only earned if specific financial goals are achieved.

In addition to the regular compensation program, upon recommendation by the CEO, the Compensation Committee awarded an equity-based Special Incentive Program to senior personnel that was designed to incentivize extraordinary performance. The Special Incentive Program may be earned based upon performance metrics that were significantly higher than the regular performance-based program and further includes a time-vesting component for any earned equity. The goal of the Compensation Committee was to incentivize senior personnel to achieve and exceed the Company’s strategic goals and to further link the interests of Company leaders with those of the shareholders.

EXECUTIVE COMPENSATION PRACTICES

Our executive compensation program is designed to support our financial and strategic goals, align executive pay with stockholder value creation, and discourage unnecessary and excessive risk-taking. Our Compensation Committee regularly reviews our executive compensation program to incorporate commonly viewed best practices as it deems appropriate, examples of which include:

✓	regular risk assessment of executive compensation programs	✓	no tax gross-ups for excess parachute payments
✓	all senior executives have stock retention requirements	✓	a compensation recoupment (“clawback”) policy
✓	annual incentive compensation and long-term compensation are based on a variety of performance metrics	✓	senior executives are discouraged from hedging or pledging Company securities
✓	executive compensation is variable and linked to meeting financial and strategic goals and stock price performance	✓	The Compensation Committee engages an independent compensation consultant

3 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

2019 PROXY SUMMARY

BOARD OF DIRECTORS

NAME		AGE	ELECTED	CLASS	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING & CORPORATE GOVERNANCE COMMITTEE
Carl A. Albert	I	76	2010	2019
Lawrence R. Dickerson*	I	66	2017	2019
Ryan J. Levenson	I	43	2016	2020
Lasse J. Petterson		62	2016	2021
Kathleen M. Shanahan	I	60	2018	2021
Ronald R. Steger*	I	65	2018	2019
D. Michael Steuert*	I	70	2017	2019
Michael J. Walsh	I	63	2014	2020

                * – Director Nominees         |            I – Independent       |             – Chair                             |                  – Member

The above chart shows the Committee composition is as of the record date.

AVERAGE TENURE	AVERAGE AGE

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 4

2018 STOCKHOLDER OUTREACH

SAY-ON-PAY VOTE AND SUBSEQUENT INVESTOR OUTREACH

Overview

At our 2018 Annual Meeting of Stockholders, our advisory proposal to approve our executive compensation program received majority support from our stockholders, but at a significantly lower level than in prior years. While we believe that our existing executive compensation program properly encourages and rewards the achievement of financial results that promote long-term stockholder value creation, we were disappointed by the decline in support from prior years and took steps to develop a better understanding of the perspectives of our stockholders with respect to our executive compensation practices and to evaluate any concerns or constructive feedback we received. This specifically targeted stockholder engagement was done to supplement our ongoing investor relations program and is described in more detail below.

Outreach Team

The participants of the Company’s stockholder outreach team consisted of our Compensation Committee Chair, our Chief Legal Officer and Corporate Secretary, our Vice President of Human Resources, and our Manager of Investor Relations. The Compensation Committee members, our Chief Executive Officer and our Chief Financial Officer reviewed summaries of the feedback received during the process, and the full Board of Directors received regular updates from the Compensation Committee throughout the process.

Engagement Timeline

SUMMER	FALL	WINTER	SPRING
Reviewed votes of key stockholders from the 2018 Annual Meeting, re-assessed 2018 executive compensation program and began reaching out to top stockholders to schedule conference calls.	Held conference calls with top stockholders on executive compensation issues in order to receive feedback on their compensation priorities and provide insight into the Company’s prior executive compensation decisions.	Assessed feedback received from stockholders during conference calls, integrated that feedback into Compensation Committee decisions for 2019 and made changes to executive compensation plans as appropriate.	Reach out again to certain top stockholders to discuss the changes to 2019 executive compensation and to answer any other questions they may have on executive compensation and corporate governance issues.

Extent of Outreach

During our outreach campaign, we invited 12 of our top 25 stockholders, representing over 50% of our outstanding shares, to discuss their views and proxy voting guidelines with respect to our executive compensation program and disclosures. As a result, we held discussions with institutional stockholders that represented approximately 31.5% of our shares outstanding. Topics discussed with stockholders included our executive compensation program for 2017, changes made to the 2018 compensation program, pay-for-performance strategy, performance-based vesting criteria and metrics for our short-term and long-term incentive programs, and our executive compensation disclosures, as well as board refreshment and other corporate governance practices. The Company and the Compensation Committee intend to continue to expand this outreach campaign by increasing the frequency of outreach efforts in order to facilitate stockholder input into the Company’s executive compensation philosophy.

What We Heard

Though there was no strong consensus on any one particular item, some of the feedback we received was echoed by two or more other investors. Below is an overview of the stockholder feedback we received:

Topic	Stockholder Feedback
Enhanced Disclosure regarding Compensation Practices

●  Almost all stockholders expressed an interest in enhanced disclosures regarding a wide variety of topics, including:

◾   Increased disclosure regarding how executive achievements and financial performance factor into discretionary executive compensation decisions.

◾   Better identification and description of the specific goals and metrics that the Compensation Committee utilized.

5 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

2018 STOCKHOLDER OUTREACH

◾   Increased disclosure regarding how executive achievements and financial performance factor into discretionary executive compensation decisions.

◾   Better identification and description of the specific goals and metrics that the Compensation Committee utilized.

◾   Discussion of executive compensation features that were considered but disregarded, in addition to those that were selected.

●  One stockholder requested that we disclose specific feedback received from stockholders during our outreach process.

Pay for Performance and other Compensation Matters

●  Certain stockholders expressed that they liked continuity of performance metrics, but one stockholder cautioned that the executive compensation plan should adapt as the business needs change.

●  Stockholders encouraged the consideration of longer performance periods and increases in percentage of performance-based, long-term incentive pay.

●  Stockholders requested more consideration and articulation of how selected executive compensation features result in motivation of performance.

Other Topics

●  Stockholders viewed positively the recent refreshment of the Board.

●  One stockholder requested more disclosure regarding the value each director adds to the Board today and for the future.

●  Certain stockholders expressed an interest in environmental, social and governance matters and disclosures.

●  Stockholders suggested that we continue active engagement with them.

What We Did and Why

The Company and the Compensation Committee considered the results of the “say-on-pay” voting and the feedback from the stockholder engagement process in assessing whether there was a need for modifications or enhancements to our executive compensation program and other governance issues. The Compensation Committee took the following actions in 2019:

Enhanced Disclosure on Compensation Matters

Given that nearly all of the stockholders we spoke to expressed the desire for enhanced disclosure regarding our executive compensation practices, we re-designed the proxy statement and especially our Compensation Discussion and Analysis to provide more detail regarding the specific factors that influence the Compensation Committee’s decisions, along with greater clarity on our executive compensation program as a whole, to the extent possible. For example, the Company added disclosures in both the descriptions of the Annual Incentive Compensation and the Long-Term Incentive Awards sections regarding the reasons that specific quantitative and qualitative metrics were chosen for evaluation of performance-based compensation and also added more information regarding how the Company’s peer group is selected.

Enhanced Disclosure Regarding Directors

Given the feedback from some of our major shareholders regarding refreshment of the Board and disclosure regarding qualifications and skills of our directors, we added a section summarizing the skills and qualifications of our Board as a whole. This summary lists the measures that the Nominating and Corporate Governance Committee has determined are important and the number of directors currently on the Board that have those skills and qualifications. We also added a disclosure in our 2019 Proxy Summary showing average tenure and average age of our directors.

Continuation of Basic Plan Structure

Over the last few years, the Company has changed the performance metrics for our long-term incentive program from year-to-year. Our stockholders generally expressed a desire for continuity of performance metrics from year-to-year, a practice that the Compensation Committee believes is appropriate for the 2019 compensation plan as we continue to execute on our strategic plan. As our strategic plan develops, the Compensation Committee agrees with stockholders that adaptation of the program may be necessary to motivate new business needs.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 6

CORPORATE GOVERNANCE

GOVERNANCE FRAMEWORK

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are important to driving long-term performance, and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.

Board	◾	7 out of 8 of our directors are independent.
Independence	◾	Our CEO is the only management director.
Board Composition	◾	Currently, the Board has fixed the number of directors at eight.
	◾	The Board regularly assesses its performance through Board and Committee self-evaluation.
Board Committees	◾	We have three standing Board Committees: Audit, Compensation, and Nominating and Corporate Governance.
	◾	All Committees are composed entirely of independent directors.
Leadership Structure	◾	Our Chairman is independent.
	◾	Whenever our Chairman is not independent, we have a Lead Independent Director, who is elected annually by the independent Board members.
Risk Oversight	◾

Our full Board is responsible for risk oversight, and has designated Committees to have particular oversight of certain key risks. Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Open Communication	◾	We encourage open communication and strong working relationships among the Board Chair, other directors and management.
	◾	Stockholders can contact our Board, Board Chair or management through our website or by regular mail addressed to the Corporate Secretary.
Stockholder Engagement	◾	We have an active stockholder outreach program, with enhanced focus on executive compensation and corporate governance.
Succession Planning	◾	The Board actively monitors our succession planning and management development and receives regular updates on employee engagement, diversity and retention matters.
Director Stock Ownership	◾	Currently, our non-employee directors are required to retain at least $387,500 of our common stock – five times the annual cash retainer received for service as a member of the Board.
	◾	Until the required retention is achieved, non-employee directors are required to hold at least 50% of the shares received as equity compensation.
Equity and Compensation	◾	The Company has stock ownership guidelines for named executive officers and senior management.
	◾	Senior personnel are discouraged from engaging in hedging or pledging of Company securities.
	◾	Compensation recoupment (“clawback”) policy covering both cash and equity compensation.

7 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS AND ITS COMMITTEES

I – Independent             F – Financial Expert              – Chair                  – Member

NAME		AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING & CORPORATE GOVERNANCE COMMITTEE
Carl A. Albert	I/F
Lawrence R. Dickerson(1)	I/
Ryan J. Levenson(2)	I
Lasse J. Petterson
Kathleen M. Shanahan(3)	I
Ronald R. Steger(4)	I/F
D. Michael Steuert	I/F
Michael J. Walsh	I
Only independent directors sit on our standing committees; as such Mr. Petterson does not sit on any committees. The Committee composition set forth above is as of the record date.

Concurrent with the 2018 Annual Meeting:

(1) Mr. Dickerson was appointed Chair of the Nominating and Corporate Governance Committee.

(2) Mr. Levenson was appointed Chair of the Compensation Committee.

(3) Ms. Shanahan was appointed to the Compensation Committee.

(4) Mr. Steger was appointed to the Audit Committee.

Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee has a written charter which is reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full Board as recommended by each individual committee. Each committee is composed entirely of directors deemed to be, in the judgment of the Board, independent in accordance within the meaning of the NASDAQ Marketplace Rules. Our Board met eight (8) times in 2018. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2018. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting of stockholders, we encourage all directors to attend. All of our directors except one attended the Annual Meeting in 2018.

The following lists the members, number of meetings held, and primary functions with respect to each committee:

AUDIT COMMITTEE

Members:

D. Michael Steuert (Chair)

Carl A. Albert

Ronald R. Steger

Meetings in 2018: 7

Financial Expertise and Independence:

The Board has determined that each of Mr. Albert, Mr. Steger, and Mr. Steuert is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and that all members of the Audit Committee are independent as defined under applicable NASDAQ Marketplace Rules.

Scope

Oversees the integrity of our financial reporting process and systems of internal controls

Primary Functions

●  Oversight of the accounting and financial reporting processes, the audits of financial statements, and systems of internal controls regarding finance, accounting and legal compliance.

●  Monitoring the independence and performance of our independent auditor and monitoring the performance of our internal audit function.

●  Appointing and/or replacing our independent auditor and approving any non-audit work performed for us by the independent auditor.

●  Providing an avenue of communication among the independent auditor, management and our Board.

●  Reviewing its charter annually and recommending changes to the Board.

Report

The Report of the Audit Committee is set forth on page 21 of this proxy statement.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 8

CORPORATE GOVERNANCE

COMPENSATION COMMITTEE

Members:

Ryan J. Levenson (Chair)

Kathleen M. Shanahan

Michael J. Walsh

Meetings in 2018: 6

Independence:

The Board has determined that all members of the Compensation Committee are independent according to the rules and regulations of the NASDAQ Stock Market, and all are considered to be a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” under section 162(m) of the Internal Revenue Code of 1986.

Scope

Reviews and approves corporate goals relating to our Chief Executive Officer’s compensation and approves total compensation for our senior executives in a manner that does not encourage excessive risk taking.

Primary Functions

●  Reviewing and approving goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance according to these goals and objectives and determining and approving the Chief Executive Officer’s compensation level based on this evaluation.

●  Approving total compensation for executive officers, including oversight of all executive officer benefit plans in which such executive officers participate.

●  Overseeing our general cash-based and equity-based incentive plans.

●  Retaining and obtaining the advice of such independent legal, accounting or other consultants or experts, including compensation consultants, as it deems necessary and reviewing their independence from management.

●  Producing a Compensation Committee report on executive compensation as required by the SEC to be included in our annual report and/or proxy statement.

●  Reviewing its charter annually and recommending changes to the Board.

Compensation Consultant

The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant to advise the Compensation Committee on the reasonableness of executive compensation levels and on the appropriateness of the Company’s executive compensation program structure in supporting the Company’s business objectives. In 2018, the Compensation Committee worked with FW Cook on a number of matters, including but not limited to the following:

●  conducting a competitive analysis of executive compensation levels for our named executive officers as compared to compensation data for executives at companies in our peer group and selecting a new peer group for 2018 related executive compensation decisions as described below;

●  reviewing and providing alternatives and recommendations regarding incentive program design practices and, in particular, assistance in designing a new long- term incentive plan;

●  examining the group of participants to whom long-term incentives are granted;

●  reviewing and approving compensation paid to the non-executive directors for service on our Board and Committees;

●  reviewing levels of share usage, fair value transfer and potential dilution;

●  providing analytical materials and summaries for Compensation Committee meetings; and

●  reviewing drafts and commenting on the CD&A and related executive compensation tables in the proxy statement.

FW Cook is engaged by and reports directly to the Compensation Committee. FW Cook does not perform any other services for the Company. The Compensation Committee has considered the independence of FW Cook and has concluded that FW Cook’s engagement does not raise any conflict of interest.

Report

The Report of the Compensation Committee is set forth on page 33 of this proxy statement.

9 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:

Lawrence R. Dickerson (Chair)

Carl A. Albert

Ryan J. Levenson

D. Michael Steuert

Michael J. Walsh

Meetings in 2018: 5

Independence:

The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors as defined under applicable NASDAQ Marketplace Rules.

Scope

Evaluates the Board, individual Board members and the Board committees, oversees compliance with ethics policies and considers matters of corporate governance.

Primary Functions

●  Developing and periodically reviewing succession plans of the Chief Executive Officer and screening and recommending to the Board candidate(s) qualified to become Chief Executive Officer.

●  Recommending and developing qualification standards and other criteria for selecting new directors, identifying and evaluating individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommending to the Board such individuals as nominees to the Board for its approval.

●  Overseeing and developing annual evaluations of the Board and the Board committees.

●  Establishing and evaluating the total compensation for the non-employee directors of the Board.

●  Overseeing our compliance with ethics policies and considering matters of corporate governance.

●  Reviewing and reassessing the adequacy of its charter and the Company’s Code of Business Conduct and Ethics annually.

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS

The Board is led by an independent Board Chair. Pursuant to the Company’s Bylaws, the Board is permitted to either separate or combine the positions of Chief Executive Officer and Board Chair as it deems appropriate from time to time. We currently separate the roles of Chief Executive Officer and Board Chair in recognition of the differences between the two roles as they are presently defined. At present, the Board believes that separation of the positions of Chief Executive Officer and Board Chair improves the ability of the Board to exercise its oversight role over management, provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company, and ensures a significant role for the Board’s non-management directors in the oversight and leadership of the Company.

The Board understands that maintaining qualified independent and non-management directors on the Board is an integral part of effective corporate governance. In the last eighteen months, the Company took active steps to refresh the Board with highly qualified and experienced directors by adding two new independent directors, Ms. Shanahan and Mr. Steger, effective as of the 2018 Annual Meeting. There are presently seven directors who are independent within the meaning of the NASDAQ Marketplace Rules (Ms. Shanahan and Messrs. Albert, Dickerson, Levenson, Steger, Steuert, and Walsh), and one director who serves as Chief Executive Officer (Mr. Petterson). The Board believes its current leadership structure strikes an appropriate balance between independent directors and directors affiliated with the Company, which allows the Board to effectively represent the best interests of the Company and its stockholder base.

The position of the independent Board Chair, or the Lead Director when the Chief Executive Officer is concurrently serving as the Board Chair, is intended to provide a check and balance on the role and responsibilities of the Chief Executive Officer. The Board believes that the independent Board Chair is a strategic role that continues to add value to the Company.

Independent Board Chair and/or Lead Director Duties and Responsibilities
✓	chair meetings (including executive sessions) of the independent directors	✓	advise and consult on major corporate decisions, including strategy and capital spending initiatives
✓	act as principal liaison between the independent directors and our CEO	✓	represent the Company at meetings with business partners, industry representatives and potential clients
✓	communicate regularly with each director to be certain that every director’s views, competencies and priorities are understood	✓	ensure directors and management function as a team in the best interest of all stakeholders
✓	help develop Board agendas with our CEO to ensure that topics deemed important by the independent directors are included	✓	advise our CEO on quality, quantity and timeliness of information supplied by management to the independent directors

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 10

CORPORATE GOVERNANCE

GOVERNANCE DOCUMENTS

Committee Charters

Each committee operates under a written charter, a copy of which is available on our website at www.gldd.com or may be obtained by writing to our Corporate Secretary at our principal executive office.

Code of Ethics

We have a written Code of Business Conduct and Ethics (the “Code”) that applies to all members of the Board and our employees, including our principal executive officer, principal financial officer, controller and persons performing similar functions. The Code is reviewed and updated on a regular basis, and a new version of the Code was adopted by the Board in May 2018. All of our salaried employees have reviewed and certified compliance with the Code. In addition, on an annual basis, all of our directors and salaried employees receive training on the Code. Senior management, as well as individuals with responsibility for foreign operations or purchasing, receives additional training on the Foreign Corrupt Practices Act and other international compliance topics.

Our Code can be found on our website at www.gldd.com. We will post on our website any amendments to or waivers of the Code for executive officers or directors, in accordance with applicable laws, regulations and listing standards. A copy also may be obtained by writing to our Corporate Secretary at our principal executive office.

THE BOARD OF DIRECTORS’ ROLE IN ENTERPRISE RISK MANAGEMENT

As part of our risk management process, senior management discusses and identifies major areas of risk on an ongoing basis and periodically reviews these risks with the Board. The Company’s management process is designed to enable the Board to best determine our risk management profile and oversee our risk management strategies. The Board delegated oversight of this enterprise risk management process to the Audit Committee. This process employs a framework for identifying and assessing key strategic, operational, financial and compliance risks based upon guidelines of the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). The Company has adopted the COSO 2013 framework for internal controls. This framework has allowed the Company to enhance its internal control environment, which is an integral part of enterprise risk management. The product of this process is a risk management overview that is shared with the Audit Committee.

Assessment of Risks in our Executive Compensation Program

We do not believe risks arising from our executive and broad-based compensation policies and practices are reasonably likely to have a material adverse effect on the Company or our business, nor do we believe that the executive compensation programs encourage unnecessary or excessive risk taking.

The Compensation Committee reviews and approves corporate goals relating to our Chief Executive Officer’s compensation and approves total compensation for our senior executives. In addition, as part of our risk management process, senior management periodically identifies and discusses major areas of risk with the Board. As part of its regular reports to the Board, the Committee discusses the potential for unnecessary or excessive risk taking. For more detail on the process by which executive compensation is set, see “Compensation Philosophy and Objectives,” page 25.

Specifically, the Board and the Compensation Committee control risks arising from executive compensation policies and practices in part by controlling the mix of cash and long-term equity incentives. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Annual incentives are capped for all named executive officers at 200% of target and annual incentives for all of our named executive officers are tied to overall corporate performance and individual objectives, which may include individual business unit performance. The compensation provided to the executive officers in the form of long-term equity awards helps further align executives’ interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price and operating performance and because awards are staggered and subject to long-term vesting schedules. Our long-term equity awards in combination with our stock ownership requirements help ensure that executives have significant value tied to long-term stock price performance and therefore are cognizant of how short-term decisions impact the long-term health of the organization.

In addition, management, the Compensation Committee and the Board each consider the risks associated with accounting and reporting, project cost estimating, compliance and safety. More specifically, the Compensation Committee retains subjective discretion in some instances to adjust short-term incentive formulas, which allows the Compensation Committee to review the results from the fiscal year and determine whether, despite achievement of financial goals, the intents and purposes of the Executive Leadership Annual Incentive Plan were met. In doing so, the Compensation Committee may consider whether activities taken during that fiscal year comport with the Company’s strategic plan and align management objectives with stockholder interests. As a result, the incentive may be adjusted on an individual basis, independent of achievement of formulaic targets.

In addition, certain awards granted in 2018 under our long-term incentive plan are comprised of equity that vests over a three-year period. These equity awards were structured to induce our executive officers to focus on the long-term capital appreciation, health and viability of the Company rather than a short-term increase in stock price.

11 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

CORPORATE GOVERNANCE

Finally, the Company has a Recoupment Policy, which requires certain compensation to be repaid to the Company if awarded as a result of misstated earnings. The Board will re-evaluate and, if necessary, revise the Recoupment Policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

SELECTION OF NOMINEES FOR BOARD OF DIRECTORS

Nominating and Corporate Governance Nomination Process

The Nominating and Corporate Governance Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our Annual Meeting of stockholders. The Nominating and Corporate Governance Committee does not set specific minimum qualifications for director positions. In evaluating potential director candidates, including incumbent directors, the Nominating and Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board.

In addition, whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit our needs are identified, and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee are then recommended to the Board. After the Board approves a candidate, the Chair of the Nominating and Corporate Governance Committee extends an invitation to the candidate to join the Board.

When evaluating director candidates and considering incumbent directors for re-nomination to the Board, the Nominating and Corporate Governance Committee considers a variety of factors. Among the factors considered by the Nominating and Corporate Governance Committee are the following:

●	the nominee’s independence;
●	the nominee’s ability to read and understand corporate financial statements;
●	the nominee’s relevant professional skills and depth of business experience, including industry knowledge;
●	the nominee’s character, judgment, and personal and professional integrity;
●	the nominee’s qualifications for membership on certain committees of the Board;
●	the nominee’s willingness to commit sufficient time to attend to his/her duties and responsibilities as a member of the Board;
●	any potential conflicts of interest involving the nominee; and
●	the composition and diversity of our existing Board.

In identifying potential candidates for the Board, the Nominating and Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Nominating and Corporate Governance Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board.

Recommendation of Candidates by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for membership on the Board, provided that a complete description of such proposed nominee’s qualifications, experience and background, together with a statement signed by each proposed nominee in which he or she consents to act as such, accompanies the recommendations, and provided further that any such recommendation must also be made according to the procedures, and within the same time deadlines, applicable under our Bylaws to director nominations. Such recommendations should be submitted in writing to the Corporate Secretary and should not include self-nominations. Director candidates recommended by stockholders will be evaluated using the same criteria as those applied to other director candidates.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties wishing to communicate with our Board of Directors can send communications to one or more members of the Board by writing to the Board or to specific directors (including independent directors or committee chairs) or to a group of directors at the following address:

Great Lakes Dredge & Dock Corporation Board of Directors

c/o Corporate Secretary

Great Lakes Dredge & Dock Corporation

2122 York Road

Oak Brook, Illinois 60523

Any such communication will be promptly distributed by the Corporate Secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the entire Board of Directors. Every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 12

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

BOARD COMPOSITION

Our Board is currently composed of eight members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Messrs. Albert, Dickerson, Steger and Steuert are members of the class whose term expires at the 2019 Annual Meeting. At the 2019 Annual Meeting of Stockholders, the class size will be reduced to three and the size of the Board will be reduced to seven. Messrs. Levenson and Walsh are members of the class whose term expires at the 2020 Annual Meeting. Mr. Petterson and Ms. Shanahan are members of the class whose terms expire at the 2021 Annual Meeting.

The Board of Directors has nominated Messrs. Dickerson, Steger and Steuert for election at the Annual Meeting to the Board of Directors for three-year terms expiring at the 2022 Annual Meeting of Stockholders and to hold office until their respective successors are elected and qualified or until their earlier death, disqualification, resignation or removal. Messrs. Dickerson, Steger and Steuert have each indicated a willingness to serve.

The persons named as proxies on the proxy card will vote the proxies received by them for the election of Messrs. Dickerson, Steger and Steuert, unless otherwise directed. In the event that a nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed proxy card may vote for a substitute nominee at their discretion as recommended by the Board.

VOTE REQUIRED AND RECOMMENDATION

The nominees for director will be elected for three-year terms, provided that they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that, if a quorum is present, the three persons receiving the greatest number of votes at the Annual Meeting will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement, which is three.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING DIRECTORS TO THE GREAT LAKES BOARD: ✓ Lawrence R. Dickerson ✓ Ronald R. Steger ✓ D. Michael Steuert

Director Qualifications

We believe that our director nominees, individually and together with our incumbent directors as a whole, possess the requisite experience and skills necessary to carry out their duties and to serve the best interests of the Company and its stockholders.

EXPERIENCE AND KEY QUALIFICATIONS & SKILLS

The following paragraphs provide information as of the record date of this proxy, including a brief biography with experience and description of certain key qualifications and skills, about each of our director nominees and incumbent directors.

13 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

DIRECTOR NOMINEES FOR ELECTION AT THE 2019 ANNUAL MEETING:

Lawrence R. Dickerson, age 66
Board Chair
Director since: 2017
Independent: Yes
Committees: Nominating and Corporate Governance (Chair)

Mr. Dickerson spent 34 years at Diamond Offshore Drilling, Inc. (NYSE:DO), a deepwater oil and gas drilling contractor, where he served as a member of the Board of Directors from 1998, and also President and Chief Executive Officer from 2008, until his retirement in 2014. Prior to his service as President and Chief Executive Officer, Mr. Dickerson served as Chief Financial Officer, during which he helped take the company public, and Chief Operating Officer, during which he gained substantial operating and commercial experience. In addition to being a seasoned executive, Mr. Dickerson has significant board experience. He has been a member of the Board of Directors on the boards of Murphy Oil Corporation (NYSE:MUR), oil and gas exploration and production company, and Oil States International (NYSE:OIS), an oilfield equipment services company, since 2014. Mr. Dickerson is a member of the Audit and Nominating and Governance Committees at Murphy Oil Corporation, and a member of the Compensation Committee, and former member of the Audit Committee, at Oil States International. He was Chairman of the Board of Directors of Hercules Offshore, Inc. (NASDAQ:HERO) from 2015 – 2016, an offshore drilling company, and he also served on the Board of Directors of Global Industries, Ltd. (NASDAQ:GLBL), a subsea construction company from 2008 – 2012 and sold to Technip in 2011. Mr. Dickerson received a B.B.A. from the University of Texas.

Key Qualifications and Skills: Mr. Dickerson has experience as a President, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer with prior service on several public boards, including as Chair of another publicly traded company and memberships on various Audit, Nominating and Governance and Compensation Committees. Mr. Dickerson has extensive operating and commercial experience in capital intensive businesses in deepwater oil and offshore/gas drilling industries, as well as governmental, international, public market, and large scale vessel construction experience.

Ronald R. Steger, age 65 Director since: 2018
Independent: Yes
Committees: Audit

Mr. Steger currently serves on the Boards of Directors of Global Eagle Entertainment Inc. (NASDAQ:ENT), where he holds the position of Audit Committee Chair, and Sentinel Energy Services Inc. (NASDAQ:STNL), where he is a member of the Audit Committee. Mr. Steger also serves as an Advisory Board Member of ATREG, Inc., and he previously served on the Boards of Directors of International Seaways, Inc. (NYSE:INSW) from 2016 – 2017, and Overseas Shipholding Group, Inc. (NYSE:OSG) from 2014 – 2018, where he also served as Audit Committee Chair. Additionally, Mr. Steger is currently a Senior Technical Advisor at Effectus Group, a boutique accounting advisory firm that specializes in serving high-growth technology companies. Until December 31, 2013, Mr. Steger worked as an Audit Partner for KPMG LLP, where he served a broad array of clients in the Fortune 1000 and middle market technology, chemical, food-service and semiconductor sectors. Additionally, Mr. Steger has gained significant knowledge regarding the marine services industry through his board service. Mr. Steger is a licensed Certified Public Accountant (retired status). He received a B.S. from Villanova University.

Key Qualifications and Skills: Mr. Steger has experience as a partner of one of the largest professional services networks in the world, with 37 years of accounting, advisory and consulting experience, including participation in Audit Committee investigations and PCAOB inspections, including prior service on several public boards, including as Audit Committee Chair and Corporate Governance and Risk Assessment Committee Chair. Mr. Steger has extensive experience with acquisition, divestiture, initial public offering, private equity and debt placement transactions, seconded with KPMG Munich for a three year period and has extensive experience with international debt and equity transactions.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 14

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

D. Michael Steuert, age 70
Director since: 2017
Independent: Yes
Committees: Audit (Chair); Nominating and Corporate Governance

Mr. Steuert served as Senior Vice President and Chief Financial Officer of Fluor Corporation (NYSE:FLR), one of the world’s largest publicly traded engineering, procurement, construction, maintenance, and project management companies, from 2001 until his retirement in 2012. Prior to his service at Fluor, Mr. Steuert served as SVP and CFO of Litton Industries Inc., a defense contractor acquired by Northrop Grumman Corporation in 2001, and as Senior Vice President and Chief Financial Officer of GenCorp Inc., now Aerojet Rocketdyne, a technology-based aerospace and defense company (NASDAQ:AJRD), from 1990 – 1999. Mr. Steuert started his career at TRW Inc. In addition to his extensive executive leadership experience, Mr. Steuert has substantial board experience. He has been a member of the Board of Directors of Liquefied Natural Gas Limited (ASX:LNG) since 2015, and is a member of its Audit Committee, Compensation Committee and Chairman of its Risk Committee. He has also been a member of the Board of Directors of Weyerhaeuser Co. (NYSE:WY) since 2004 and is a member and former Chairman and financial expert of the Audit Committee. Mr. Steuert received a M.S. Industrial Administration and a B.S. Physics from Carnegie Mellon University

Key Qualifications and Skills: Mr. Steuert has extensive experience as a Chief Financial Officer, including prior service on public boards, including as Audit Committee Chair and financial expert and as Risk Committee Chair as well as memberships on multiple Audit committees and a Corporate Responsibility and Governance committee. Mr. Steuert has extensive leadership experience at one of the world’s largest publicly traded engineering, procurement, construction and maintenance project management companies.

15 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

CONTINUING DIRECTORS – TERM EXPIRING 2020

Ryan J. Levenson, age 43
Director since: 2016
Independent: Yes
Committees: Compensation (Chair); Nominating and Corporate Governance

Mr. Levenson is currently Principal and Portfolio Manager of Privet Fund Management LLC (“Privet Fund”), a hedge fund. Mr. Levenson currently serves on the Board of Directors of Hardinge, Inc. (NASDAQ:HDNG) and AgJunction, Inc. (TSX:AJX). Previously, Mr. Levenson served as a director of Frequency Electronics, Inc. (NASDAQ:FEIM) from 2016 – 2017, Cicero, Inc. (OTC:CICN) from 2015 – 2017 , RELM Wireless, Inc. (NYSE:RWC) from 2013 – 2014, where he served as a member of the Audit Committee, and as a director and member of the Compensation, Organization and Corporate Governance Committee of Material Sciences Corp. (NASDAQ:MASC) from May 2013 until its sale in March 2014. Mr. Levenson also served as a member of the Board of Directors and Compensation and Audit Committees of The Middleby Corporation (NASDAQ: MIDD) from 2006 – 2012. Prior to founding Privet Fund in February 2007, Mr. Levenson served as Vice President of Business Development at MSI, a privately held building products distributor and construction services company, from 2003 – 2006. Prior to his service with MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn’s long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity. He received a B.A. from Vanderbilt University.

Agreement with Privet Fund

As previously disclosed in the Company’s filings with the SEC, pursuant to an agreement dated December 27, 2016 between the Company and Privet Fund (the “Settlement Agreement”), the Company agreed to include Mr. Levenson on its slate of nominees for the election of directors at the Company’s 2017 Annual Meeting of Stockholders. In March 2019, Mr. Levenson offered his resignation to the Board in accordance with Section 2.1 of the Settlement Agreement, which required Mr. Levenson to offer his resignation if Privet Fund’s aggregate beneficial ownership fell below 3.50%. Following consideration of Mr. Levenson’s contributions as a director, the Board declined his resignation.

Key Qualifications and Skills: Mr. Levenson has extensive background in private equity, investment and asset management, including prior service on several public boards, including membership on various Audit, Compensation and Corporate Governance Committees; and experience as a principal, portfolio manager and vice president of business development.

Michael J. Walsh, age 64
Director since: 2014
Independent: Yes
Committees: Compensation; Nominating and Corporate Governance

Major General Walsh USA (Ret.) served as Executive Vice President and Senior Vice President – Water Resources and Coastal Resiliency and National Program Director at Dewberry, a privately held professional services firm, based in Fairfax, VA until his retirement in 2018. He previously served as Deputy Commanding General for Civil and Emergency Operations for the U.S. Army Corps of Engineers (“USACE”) from 2011 – 2013, coordinating USACE emergency response and Federal Emergency Management Agency support during Superstorm Sandy, and in roles of increasing rank and responsibility in the U.S. Army since 1977. He has been awarded two bronze stars for actions in support of the nation’s combat operations over the course of his military career. Mr. Walsh received a M.S. from the University of Florida, a B.S. from Brooklyn Polytechnical University, and also attended the United States Army Command and General Staff College and Army War College. Mr. Walsh is also a National Association of Corporate Directors (“NACD”) Board Leadership Fellow.

Key Qualifications and Skills: Mr. Walsh has extensive experience in government contracting with a track record of leadership, and provides invaluable insights into the needs and priorities of the Company’s largest client, the USACE.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 16

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

CONTINUING DIRECTORS – TERM EXPIRING 2021

Lasse J. Petterson, age 61
Director since: 2016
Independent: No
Committees: N/A

Mr. Petterson was named Chief Executive Officer in May 2017 and has served as a member of our Board since December 2016. Prior to his employment with the Company, Mr. Petterson served as a private consultant to clients in the oil and gas sector, and was Chief Operating Officer and Executive Vice President at Chicago Bridge and Iron Company N.V. (NYSE:CBI), an engineering, procurement and construction company, from 2009 – 2013. Prior to CB&I, Mr. Petterson was Chief Executive Officer of Gearbulk, Ltd., a privately held company that owns and operates one of the largest fleets of gantry craned open hatch bulk vessels in the world. He was also President and Chief Operating Officer of AMEC Inc. Americas, a subsidiary of AMEC plc (NASDAQ:AMFW), a British multinational consulting, engineering and project management company. Prior to joining AMEC, Mr. Petterson served in various executive and operational positions for Aker Maritime, Inc., the deepwater division of Aker Maritime ASA of Norway over the course of 20 years. He spent the first nine years of his career in various positions at Norwegian Contractors, an offshore oil & gas platform contractor. Mr. Petterson is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow. He received a M.Sc. Engineering from Norwegian University of Technology and a B.S. from Norwegian University of Technology.

Key Qualifications and Skills: For two decades, Mr. Petterson has served in various executive and operational positions, and most recently has extensive experience as Chief Executive Officer, Chief Operating Officer and President. He has particular experience in multinational consulting, engineering and project management; extensive engineering, procurement and construction experience in the oil and gas sector, including offshore oil and gas platform contracting; and operational experience with maritime companies.

Kathleen M. Shanahan, age 60
Director since: 2018
Independent: Yes
Committees: Compensation

Ms. Shanahan is currently a Co-Chief Executive Officer of Turtle & Hughes, Inc., a family- and employee-owned, as well as a certified women-owned business, which services the industrial, construction, commercial, electrical contracting, export and utility markets. Ms. Shanahan has served as Chair of Ground Works Solutions (previously known as URETEK Holdings, Inc.), which provides foundation lifting and soil stabilization solutions, since 2011 and previously also served as Chief Executive Officer from 2011 – 2016. Ms. Shanahan also previously served as the Chair and Chief Executive Officer of WRS Infrastructure & Environment, Inc. (d/b/a WRScompass), an environmental engineering and civil construction company, as a member of the Board of Directors and Audit Committee of TRC Companies, Inc. (NYSE:TRR) from 2015 – 2017, and as a member of the Board of Directors and Chair of the Executive Compensation Committee of WCI Communities, Inc. (NYSE:WCI) from 2004 – 2007. Additionally, Ms. Shanahan has held numerous positions in government and public policy, having served on the campaigns and administrations as Chief of Staff for Florida Governor, Jeb Bush and for Vice President-elect, Dick Cheney; Deputy Secretary of the California Trade and Commerce Agency for California Governor, Pete Wilson; special assistant to Vice President, George H.W. Bush; and as staff assistant on President, Ronald W. Reagan’s National Security Council. Ms. Shanahan currently serves on the boards of several private companies, including Lumia Analytics, PRISM, Tampa General Hospital, and Hillsborough Area Regional Transit. She is a member of Women Corporate Directors and the International Women’s forum. Ms. Shanahan previously served on the board of TerraSea Environmental Solutions LLC, one of the Company’s previous joint ventures.

She received a M.B.A. Executive Business Administration from New York University Leonard N. Stern School of Business and a B.A. Nutrition Biochemistry and Economics from the University of California San Diego.

Key Qualifications and Skills: Ms. Shanahan has served in various executive and operational positions, and most recently has extensive experience as Chair and Chief Executive Officer of a company engaged in geotechnical construction and government contracting. She has prior service on private and public boards, including membership on various Audit and Compensation Committees. Ms. Shanahan has extensive development, leadership and management of environmental remediation, geotechnical, and civil construction operations, and experience in public policy and public affairs matters, involving advisory, communication, development and implementation strategies.

17 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

2018 DIRECTOR COMPENSATION

The compensation of our directors is determined by the Compensation Committee and ratified by the Board. Directors who are employees of the Company do not receive separate compensation for their services on the Board. The annual compensation package for our non-employee directors is designed to attract and retain highly experienced and qualified individuals to serve on the Board and promote a strong alignment of interests between the Company’s non-employee directors and its stockholders.

The Compensation Committee annually reviews the design of the annual compensation package for non-employees directors. The Company believes that the compensation of our non-employee directors fairly reflects the work and skills required for a company of our size and complexity. The compensation package was established following consultation with FW Cook, the Compensation Committee’s independent compensation consultant, and was intended to be competitive relative to the Company’s peer group and general industry market data. No changes to our non-employee director compensation program were made during 2018.

Each of our non-employee directors currently receives an annual retainer of $155,000, payable quarterly in arrears. The retainer is generally payable 50% in cash and 50% in grants of fully vested shares of our common stock at the end of each fiscal quarter. Following the adoption of the 2017 Long-Term Incentive Plan (the “2017 LTIP”), either the Nominating and Corporate Governance Committee or the Compensation Committee may be responsible for reviewing and approving grants of common stock to our non-employee directors. In addition to the annual retainer, our Board approved the annual retainers for committee service or committee chair service, as applicable, as set forth below. The committee annual retainers are paid in cash to the committee members each quarter in arrears. Directors are permitted to elect to receive a greater percentage of their annual retainers in common stock rather than cash.

Annual Board and Committee Retainers for the Fiscal Year Ended December 31, 2018
$100,000	Non-employee Board Chair
$155,000	All non-employee directors (including Board Chair)
$20,000	Audit Committee Chair
$5,000	Audit Committee Members
$10,000	Compensation Committee Chair
$4,000	Compensation Committee Members
$7,500	Nominating and Corporate Governance Committee Chair
$3,000	Nominating and Corporate Governance Committee Members

We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Beginning in 2018, directors were allowed to defer their cash retainers and the equity component of their annual retainers into deferred stock units payable in shares of the Company’s common stock upon the director’s separation from the Board or such other date as selected by the Director or mandated by the terms of the Great Lakes Dredge & Dock Corporation Director Deferral Plan.

Name	Fees Earned/ Paid in Cash ($)[1]	Stock Awards ($)[2]	Total ($)
Carl A. Albert	$38,750	$125,591	$164,341
Lawrence R. Dickerson[3]	$84,187	$172,377	$256,564
Ryan J. Levenson	$—	$169,314	$169,314
Kathleen M. Shanahan[4]	$—	$105,709	$105,709
Ronald R. Steger[4]	$53,187	$53,188	$106,375
D. Michael Steuert	$93,000	$90,001	$183,001
Robert B. Uhler[4]	$27,735	$40,648	$68,383
Michael J. Walsh	$84,500	$77,499	$161,999
Jason G. Weiss[4]	$25,975	$32,343	$58,318

(1)

This column represents the cash portion of non-employee director compensation paid for 2018 service. Mr. Levenson elected to receive 100% of his director compensation in deferred stock units; Ms. Shanahan elected to receive 100% of her director compensation in common stock; Mr. Albert elected to receive 75% of his board retainer in common stock; and Mr. Albert and Mr. Weiss each elected to receive 100% of their committee chair and member retainers in common stock.

(2)

This column represents the value of fully vested shares of our common stock granted as the equity component of the annual retainer that each director was granted for 2018 service. The annual retainer grant dates occur quarterly on the last trading day of March, June, September and December payable as four substantially equal installments and prorated for any quarter of partial service. The amounts set forth in this column represent the grant date fair value of stock awards granted during the fiscal year ended December 31, 2018 calculated in accordance with

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 18

2018 DIRECTOR COMPENSATION

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. As of December 31, 2018, Mr. Levenson was the only non-employee director with outstanding equity awards as a result of his deferral election. As of such date, Mr. Levenson held 30,404 deferred stock units.

(3)	The stock awards column for Mr. Dickerson includes additional quarterly grants of fully vested shares of our common stock equal to $91,388.89 for Mr. Dickerson’s service as Board Chair.

(4)	Ms. Shanahan and Mr. Steger both commenced Board service, and Messrs. Uhler and Weiss ceased Board service at the 2018 Annual Meeting.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

Non-employee directors are subject to a stock retention requirement and are required to retain common stock in the amount of five times the annual cash retainer received for service as a member of the Board. For 2018, that amount was $387,500 in common stock. Until the required ownership level is achieved, non-employee directors are required to hold at least 50% of the shares received as equity compensation (after taxes). All directors have either achieved the required ownership level or are in compliance with the retention requirement.

19 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2019. During 2018, Deloitte & Touche LLP also served as our independent registered public accounting firm and, in addition, provided certain tax and other audit-related services, see “Matters Related to Independent Registered Public Accounting Firm – Professional Fees” on page 21. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

VOTE REQUIRED AND RECOMMENDATION

Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2019 provided this proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of voting against the proposal.

Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 20

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MATTERS RELATED TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has been appointed by the Audit Committee to be our independent registered public accounting firm for the year ending December 31, 2019. Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP at the Annual Meeting pursuant to Proposal No. 2 on page 20 of this Proxy Statement.

Professional Fees

We paid the following professional fees to our independent registered public accounting firm, Deloitte & Touche LLP and its affiliates, for the years ended December 31, 2018 and 2017:

	Paid for the year ended December 31,
	2018	2017
	(in thousands)
Audit Fees[1]	$1,450.6	$1,521.0
Audit-Related Fees[2]	$21.0	$167.2
Tax Fees[3]	$12.7	$34.4
All Other Fees[4]	$5.4	$10.4
Total:	$1,489.7	$1,733.0

(1)

This category includes audit fees for services related to our annual audits of our financial statements and internal controls over financial reporting, and quarterly reviews of our financial statements performed in accordance with accounting standards generally accepted in the United States of America, and services that are normally provided by Deloitte & Touche LLP related to statutory or regulatory filings or engagements.

(2)	This category primarily includes fees related to comfort letters issued in support of debt offerings and work related to other regulatory documents.

(3)

This category primarily includes fees for tax advice and return preparation for expatriate employees, tax planning and compliance related to our international operations, and other tax advice related to specific non-routine transactions.

(4)	This category includes subscription fees to an online accounting research tool and Deloitte Advisory’s review of processes on environmental & infrastructure projects.

AUDIT COMMITTEE PRE-APPROVAL POLICY FOR INDEPENDENT ACCOUNTANT SERVICES

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. From time to time, however, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee may also pre-approve services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. For the year ended December 31, 2018 the Audit Committee pre-approved all such audit and non-audit services, including tax services, provided by the independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

With respect to 2018, the Audit Committee has:

●	reviewed and discussed the audited financial statements with management;

●

discussed with our independent auditor, Deloitte & Touche LLP, referred to as “Deloitte,” the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

●

received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2018.

The Audit Committee of the Board of Directors:

D. Michael Steuert, Chair

Carl A. Albert

Ronald R. Steger

D. Michael Steuert, Chair

Carl A. Albert	Ronald R. Steger

21 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

The Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs for our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executives serving as executive officers of the Company on December 31, 2018 (the “named executive officers”). For 2018, our named executive officers were:

Name	Title
Lasse J. Petterson	Chief Executive Officer
Mark W. Marinko	Senior Vice President and Chief Financial Officer
Kathleen M. LaVoy	Senior Vice President, Chief Legal Officer and Corporate Secretary
Christopher P. Shea*	President of the Environmental & Infrastructure Division
David E. Simonelli	President of the Dredging Division

* Due to the placement of the Environmental & Infrastructure Division into discontinued operations, effective January 1, 2019, the Company does not consider Mr. Shea an executive officer under Rule 3b-7 of the Securities Exchange Act of 1934.

This section also describes the objectives of the Company’s executive compensation program, the performance goals the program is designed to encourage and reward, and the determination of the formulas to measure performance and award levels. For additional information regarding compensation of the named executive officers; see “Summary of Compensation Key Elements” on page 24.

Executive Summary

2018 Business Overview

In 2018, we believe we executed successfully on our strategic initiatives, which emphasized completing our restructuring plan and strengthening our balance sheet to position the Company for future investments and positive growth for our stockholders. We continued to strengthen our relationships with key clients by providing innovative solutions and by delivering cost-effective and time-efficient project completions. We achieved these objectives in 2018, while at the same time, delivering improved financial results and continuing a trend of exceptional safety performance. We strive to create the safest project and facility sites in the dredging industry and, in 2018, we saw a 27% reduction in our recordable injury rate. During the year, we also reviewed our environmental and infrastructure segment and concluded that, while it has experienced improvement from prior years, the business is not well-aligned enough with our core dredging business to continue operating it under our portfolio of assets, and we intend to divest the business in the first half of 2019.

2018 Financial Review

Our financial performance for the year was driven by excellent fleet utilization and project execution and included improvement in a number of key financial metrics. The Company continued to execute on its restructuring and other cost saving initiatives and completed the year ahead of plan. Other notable financial achievements include:

2018 FINANCIAL REVIEW
Net Income from Continuing Operations	Adjusted EBITDA from Continuing Operations (excluding restructuring)*	Net Debt

$11.0 million	$109.8 million	$299.0 million

$26.4 million INCREASE	$52.6 million INCREASE	$114.5 million REDUCTION
* A reconciliation of Adjusted EBITDA from Continuing Operations (excluding restructuring) is provided in Appendix A.

Pay-for-Performance

As discussed in more detail below, a primary goal of our executive compensation program is to achieve accountability for performance by linking elements of executive compensation to achievement of measurable performance objectives that reflect our strategic plan. Because the majority of total direct compensation is in the form of performance-based variable pay awards (annual incentive awards and long-term incentive equity awards), the aggregate total direct compensation of our executives is designed to increase when the Company’s performance exceeds, and to decrease when the Company’s performance falls short of, our strategic and financial goals. Total direct compensation for each of our executives can also increase or decrease based on individual performance. We also measure our target total direct compensation relative to a peer group of companies; see “Competitive Market Review” on page 27.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 22

EXECUTIVE COMPENSATION

In 2018, we believe our executive compensation program met our goal of driving performance. As is detailed more fully in Changes to the 2018 Executive Program below, given the ongoing, successful execution of the aggressive restructuring plan introduced in 2017 and other important strategic initiatives including debt reduction, the Compensation Committee introduced a special, one-time long-term incentive program that rewarded significant over-achievement of our financial goals. The CEO recommended but did not participate in this program. We believe that this program in particular drove the extraordinary financial improvement in 2018: quantitative goals were over-achieved in 2018 as compared to target and were far superior to 2017 achievement, and qualitative goals were met or exceeded. As a result, compensation for our executives was greater than target.

PAY FOR PERFORMANCE REVIEW

	Annual Incentive Program	Performance-Based Restricted Stock Units	Special Incentive Program

Target	Adjusted EBITDA of $93.40 million	Adjusted EBIT of $43.9 million	Adjusted EBT of $16.3 million

Comparison of Target to Actual 2017 Results*	Increase of $57.0 million	Increase of $63.4 million	Increase of $61.9 million

2018 RESULT	$105.5 million (156% of Target)	$57.6 million (over 200% of Target)	$24.9 million (197% of Target)
*A reconciliation of 2017 Adjusted EBITDA, EBIT and EBT is provided in Appendix A.

Compensation Program Reflects Best Practices

We designed our executive compensation program to drive performance toward the achievement of our short-term and long-term goals and to increase stockholder value, while appropriately balancing risk and reward. In March 2018, the Compensation Committee (for purposes of this “Executive Compensation” section of the proxy statement, the “Committee”) conducted its annual review and risk assessment of the Company’s executive compensation policies and practices. Following this review, the Committee concluded that our executive compensation program was appropriately designed for the size and complexity of the Company and was not reasonably likely to encourage excessive risk-taking. The Committee intends to regularly review our executive compensation program and incorporate commonly viewed best practices as it deems appropriate; examples of best practices that we have adopted include:

✓	regular risk assessment of executive compensation programs	✓	no tax gross-ups for excess parachute payments
✓	all senior executives have stock retention requirements	✓	a compensation recoupment (“clawback”) policy
✓	annual incentive compensation and long-term executive compensation are based on a variety of performance metrics	✓	senior executives are discouraged from hedging or pledging Company securities
✓	the majority of executive compensation is variable and linked to achieving financial and strategic goals and to the Company’s stock price performance over time	✓	grant agreements for restricted stock units prohibit the payment of dividend equivalents prior to the vesting date, and none are paid with respect to restricted stock units that are forfeited
✓	target total direct compensation that is generally competitive with a peer group of companies and other companies with which we compete for talent	✓	double trigger cash severance and long-term incentive provisions in the event of a change in control
✓	Compensation Committee engages an independent compensation consultant	✓	minimal perquisites

“Say-on-Pay” Advisory Vote on Executive Compensation

At the 2018 Annual Meeting of Stockholders, approximately 59% of voting stockholders cast an advisory vote in support of the Company’s executive compensation program, which was lower than the historic stockholder support received for the program. The Committee considered this vote during its annual examination of the executive compensation program as one of many factors in deciding the Company’s ongoing executive compensation policies and procedures. Although the Committee had already made a number of changes to the executive compensation program prior to the advisory vote, as a result of the historically low support, the Committee determined to engage in specific stockholder outreach regarding the executive compensation program; see “Say-on-Pay Vote and Subsequent Investor Outreach” on page 5.

Changes to the 2018 Executive Compensation Program

The Committee reviews our executive compensation program on a continuous basis and, in 2017, made several significant changes for 2018 and onward that we believe will align our executive compensation program with the achievement of our long-term strategic goals.

23 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION

First, the Committee decided to fund all of the named executive officers’ annual incentive compensation based on the entire Company’s results, as opposed to funding the business segment leaders’ incentive pools on business segment results. We believe that this change enhances alignment across our divisions and among our named executive officers. Business segment leaders do continue to have individual goals based on the performance of their respective divisions, which may increase or decrease the formulaic payout determined based on Company results.

Second, the Committee determined that performance-based restricted stock units under our 2018 program would vest based on the achievement of performance metrics related to earnings before interest and taxes (“EBIT”) because, as we are a capital intensive company, we believe that the use of EBIT (which includes our depreciation expense) ties a significant portion of executive compensation to the achievement of both our earnings growth and capital efficiency goals.

Third, the Committee approved the implementation of a special one-time long-term incentive program. This program was recommended to the Committee by our CEO, but is for all long-term incentive plan participants other than himself. The special program was designed to incentivize the continued focus of the senior management team on the goals set forth in our restructuring plan with respect to both operational performance and cost savings targets. This supplemental program includes a significant stretch target goal, is entirely performance-based using two successive one-year stretch target goals based on earnings before taxes (“EBT”), includes an additional one-year post-performance period vesting period and is self-funded, meaning that the increase in earnings achieved exceeded the amount paid out in additional incentives. The Committee chose EBT because it wanted to specifically drive debt reduction in addition to the earnings growth and capital efficiency goals mentioned above.

Summary of Compensation Key Elements

The following table outlines the framework of the main elements of our executive compensation program for our named executive officers. Each element serves a different yet critical purpose in achieving the objectives of the program. Overall executive compensation is structured to place an increasingly larger amount of compensation at risk at successively higher levels of management.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 24

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to attract and retain highly skilled, performance-oriented executives and closely align compensation paid to our named executive officers with our operating and financial goals. The Committee regularly discusses the general principles that form the basis of our executive compensation program. The objectives, which guided the Committee’s executive compensation decisions in 2018, are discussed below.

Aligning Compensation with Stockholder Interests

The primary goal of our executive compensation program is to align the interests of our executives with those of our stockholders. The key elements utilized to help achieve such an alignment include:

✓ performance-based executive compensation, including annual incentives and grants of performance-based restricted stock units, which are designed to incentivize management actions that are considered likely to enhance long-term Company performance and achieve selected financial and strategic metrics;

✓ awards of time-vested restricted stock units under our long-term incentive plan, the value of which are dependent upon the growth of the Company’s stock price over a period of several years; and

✓ executive stock ownership guidelines pursuant to which executives are expected to maintain significant holdings of our stock.

Rewarding Both Annual and Long-Term Performance, with an Emphasis on Long-Term Performance

The various components of our executive compensation program are intended to reward the achievement of both annual and long-term strategic and financial performance by the Company, the Company’s business divisions, and individual executives. In all cases, objectives place a greater emphasis on long-term, sustainable performance. The key pay elements utilized to help drive performance include:

✓ grants of performance-based restricted stock units, the payout of which is contingent upon our performance, as measured by certain key financial measures, over three annual performance periods;

✓ grants of restricted stock units, the value of which are dependent upon the growth of the Company’s stock price over a period of several years; and

✓ annual performance-based incentive award, with a targeted focus on annual individual and Company-wide strategic and financial goals.

Motivating and Retaining Employees

It is our goal to provide opportunities that are generally competitive with our peer companies in order to attract, motivate and retain highly experienced employees in key executive positions. These opportunities include:

✓ a competitive total direct compensation package consisting of base salary, performance-based annual incentive award, and long-term equity awards;

✓ employment agreements with our executives, which contain severance and change in control protections; and

✓ a Supplemental Savings Plan, a deferred compensation program providing a tax-advantaged method for our executives to save for retirement by deferring salary and annual incentive compensation and to receive matching and profit sharing contributions.

Mix of Compensation

In light of the focus of our executive compensation program on sustainable long-term performance and increased stockholder value, the majority of total direct compensation for our named executive officers is granted in the form of variable compensation. The following chart illustrates the relative value of the fixed and variable compensation components for our ongoing 2018 total direct compensation program (base salary, annual incentive awards and long-term incentive equity awards) as a percentage of 2018 total direct compensation. The below percentages do not include the performance-based equity granted under the 2018 Special Incentive Program to the named executive officers (for purposes of this “Mix of Compensation” section of the proxy statement, the “NEOs”) other than the CEO, as it is not a part of the named executive officers’ ongoing compensation package.

25 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION

TARGET COMPENSATION OPPORTUNITY (Ongoing Program)

Implementation of Compensation Objectives

Our annual executive compensation review is undertaken at the direction and under the supervision of the Committee. Our CEO provides recommendations regarding the compensation of the other named executive officers, but is not involved in setting his own compensation.

Generally, in the first and fourth quarter of each year, the Committee reviews our historical pay, Company and individual performance information, including our performance relative to the objectives set forth in the prior year’s incentive program. Based on our performance, as well as recommendations from our CEO for executive officers other than himself, the Committee approves annual incentive awards for executive officers. The Committee also determines the executive compensation program for the current year. As part of this process, the Committee reviews the aggregate value of the total compensation opportunities provided to each of the executive officers. Following the review, the Committee determines annual base salaries, target annual incentive compensation, and long-term incentive opportunities for each executive officer. The Committee also approves the goals and performance metrics for our annual incentive compensation and the performance-based component of our long-term incentives. In the first quarter of 2018, the Committee set performance goals for the annual incentive compensation and long-term incentive programs. When calculating achievement of performance goals, budgeted and actual incentive pay is excluded from the calculation due to circular reference.

Long-term incentives are awarded pursuant to the 2017 LTIP, a stockholder approved equity plan. Every year, the Committee reviews the mix of types of incentives and the percentage of each type of incentive granted. In 2018, the Committee chose to grant restricted stock units with a combination of performance-based and service-based vesting conditions. The Committee believes this mix of grant types motivates key executives to drive business results against the Company’s goals, further aligns management’s interests with those of our stockholders over the long-term, and retains individuals deemed critical to the Company’s future success.

It is the Committee’s policy to authorize and grant equity awards as of the date of the Committee meeting at which such awards are approved by the independent directors who serve on the Committee, based upon the fair market value of our common stock as of the grant date of the award. The Committee determines the value of the award to be made to each recipient and the terms and conditions of the awards including the applicable time and performance vesting criteria. For additional detail on the Company’s grants in 2018, refer to “Long-Term Incentive Awards” on page 30.

Throughout the year, the Committee discusses the philosophy for the overall executive compensation packages and decides whether changes should be made in the design of the program.

Role of Management in Establishing Compensation

At the direction of the Committee Chair, management generally prepares materials for the Committee in advance of its meetings. During the annual evaluation process, the CEO evaluates the performance of our named executive officers (other than himself) and other senior executives and provides a recommendation to the Committee with respect to changes to base salary, annual performance incentive, and long-term incentive equity awards. As part of regular Committee meetings, Committee members generally meet in executive session, during which members of management are not present.

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EXECUTIVE COMPENSATION

Compensation Consultant

Pursuant to its charter, the Committee has the independent authority to engage the services of outside advisors and experts, including executive compensation consultants. The role of the compensation consultant is to provide independent, expert advice to the Committee on the design of the Company’s compensation programs and the level of compensation paid to our senior executives. The Committee engaged FW Cook as its compensation consultant with respect to 2018 executive compensation matters, including an assessment of the reasonableness of executive compensation levels and the appropriateness of the Company’s executive program structure in supporting the Company’s business objectives. In 2018, the Compensation Consultant also advised on the design and implementation of the Special Incentive Program.

The Compensation Consultant reports directly to the Committee and was not utilized to perform any other services for the Company. The Committee has assessed the independence of the Compensation Consultant and concluded that its work is independent of management and does not raise any conflict of interest. The Committee has the authority to hire and dismiss the Compensation Consultant, as well as to establish new engagements. If requested by the Committee, a representative of the Compensation Consultant may participate in Committee meetings. Management did not engage a separate executive compensation consultant during 2018.

For purposes of this proxy statement, the term “Compensation Consultant” refers to FW Cook.

Competitive Market Review

The Committee considers salary, annual incentive compensation and long-term incentive compensation for the named executive officers against competitive market information. In 2018, the peer group consisted of the following 15 companies (“Peer Group”):

Fiscal 2018 Peer Group
Aegion	Layne Christensen	Orion Group
Ameresco	NV5 Global	Primoris Services
Badger Daylighting	Matrix Service	Sterling Construction
Hill International	Mistras Group	Team, Inc.
IES Holdings	MYR Group	Willbros Group

The Committee selected this Peer Group with the assistance of its Compensation Consultant, after considering U.S. based public companies in the same and similar Global Industry Classification System (GICS) Industry Group with comparable revenues, total assets and enterprise value. The Compensation Consultant considered companies with similar lines of business as the Company, namely asset-intensive companies that provide infrastructure and engineering services and are of similar size to Great Lakes. The Compensation Consultant recommended maintaining a similar peer group as utilized for 2018 executive compensation decisions, removing Granite Construction and Tetra Tech and adding Badger Daylighting and NV5 Global. Select comparative financial measures for the Peer Group are summarized below:

	Peer Group		Great Lakes
	Median $mil	75th Percentile $mil	Company Data $mil	Percentile Rank %
Revenue	$731	$1,203	$760	53%
Total Assets	$473	$731	$839	78%
Enterprise Value	$565	$724	$723	74%

Median/Percentiles determined by FW Cook using Standard & Poor’s Capital IQ Service and Peer Group company information. The financial information referenced above is derived from data as of September 30, 2018.

The Committee utilizes the Peer Group as a reference point for decisions relating to our executive compensation program involving our named executive officers. Executive compensation data from the Peer Group is aggregated by the Compensation Consultant and presented to the Committee in summary form. The Committee reviews the aggregated data to obtain a general understanding of current executive compensation practices utilized by our Peer Group and as a market check that the Company’s pay practices are generally competitive and fulfill the Committee’s stated goal of attracting and retaining its named executive officers. The Committee does not target specific levels of executive compensation as compared to the Peer Group.

On an annual basis, the Compensation Consultant provides a competitive market assessment, which includes a report on the compensation of our named executive officers, relative to a market median (developed based on an analysis of the compensation elements from the Peer Group). The Committee considers the competitive market assessment when making its final executive compensation decisions, and it is the Committee’s current intention to continue annual competitive market assessments to evaluate whether our senior executives are compensated appropriately in terms of levels and design.

Components of Executive Compensation

The primary elements of our compensation program for named executive officers are base salary, an annual incentive opportunity, and long-term incentive awards. Each component is designed to contribute to a total executive compensation package that is competitive, performance-based, and supportive of our financial and strategic goals. In determining the total compensation of the named executive officers, the Committee considers our operating and financial performance as a whole as well as each executive’s execution of the responsibilities associated with his or her respective position.

27 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION

Base Salary

We seek to provide competitive base salaries that allow us to attract and retain executive talent without incurring excessive fixed costs. Accordingly, we consider a variety of factors such as salaries of executives in similar positions in our Peer Group, our executives’ skills, experience, and knowledge, responsibilities required of the executives in their roles, importance of the position to the Company and the difficulty of replacement. Increases to executives’ base salaries also result in increases to annual incentive opportunities and long-term incentive awards because target annual incentive compensation and target long-term incentives are calculated as a percentage of base salary.

Effective January 1, 2018, most of our continuing named executive officers received salary increases. Decisions regarding individual salary levels were based upon a review of multiple criteria including market data of our Peer Group, the individual’s performance, the Company’s performance and the advice of the Compensation Consultant. Nominal base salary increases were provided to our named executive officers based on Peer Group and general market data.

Name	FY 2018 Annual Salary	FY 2017 Annual Salary	% Increase
Lasse J. Petterson	$700,000	$700,000	N/A
Mark W. Marinko	$394,748	$383,250	3%
Kathleen M. LaVoy(1)	$350,200	$340,000	3%
Christopher P. Shea	$367,710	$360,500	2%
David E. Simonelli	$420,240	$412,000	2%
(1) Ms. LaVoy’s FY 2017 annual salary includes amounts paid to her as Interim Chief Legal Officer.

Annual Incentive Compensation

The Company’s annual incentive compensation program is designed to be supportive of the Company’s short-term operating objectives and to provide competitive target total annual executive compensation opportunities. In 2018, the Company granted annual incentive compensation pursuant to the Executive Leadership Annual Incentive Program, which was administered under the 2017 LTIP. All of our named executive officers participated in the program, which was designed by the Committee.

The target incentive pool was equal to the sum of each participant’s individual target with the actual incentive pool funded based on achievement of certain Company financial performance measures. Performance for the named executive officers other than the CEO was measured based 80% on the financial results of the Company as a whole (measured using EBITDA, excluding restructuring) and 20% on individual goals focused on execution of the Company’s strategic plan and other priorities of the Company. Performance for the CEO was measured based solely on the financial results of the Company as a whole. The Committee also considered, but did not assign a specific weight to, the individual qualitative goals listed below when determining whether to modify the CEO’s actual award. The metrics selected by the Committee for purposes of determining annual incentive compensation consisted of the following:

Annual Incentive Compensation Metric	How Measured	Why Chosen?
Company Adjusted EBITDA, excluding restructuring	Achievement of budgeted EBITDA for the Company as a whole, which rewards the achievement of financial goals related to the restructuring plan and ongoing cost savings.	Adjusted EBITDA allows us to evaluate our executives’ operational efficiency and success in generating profit from revenues.
Safety*	Achievement of improvements in Total Recordable Incident Rate and Man Overboard incidents	Our goal is to be Incident and Injury Free®, sending our employees home safe and injury-free every day. Each member of the Company, including executives, is responsible for driving our safety culture.
People, Talent and Culture*	Design and implement initiatives related to succession planning, talent development and organization structure effectiveness	Attracting, retaining and developing talented team members are critical to the Company’s short- and long-term success.
Business Review*	Implement restructuring plan and develop strategies for individual business units	Execution of the Company’s strategic plan, including the restructuring plan, is the primary focus of our executive team.
Budget*	Achievement of individual operating budgets	While all executives’ financial targets are tied to company-wide performance, each individual is also measured on their individual department or business unit budget to ensure efficient management of their areas.
*Component used to assess individual performance, weighted at 20% for the named executive officers other than the CEO.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 28

EXECUTIVE COMPENSATION

As noted above, Adjusted EBITDA was measured based on the financial results of the entire Company, excluding restructuring. Although the Company decided to place the environmental & infrastructure business into discontinued operations at the end of 2018, because there had been a full year of financial performance for the business and the target Adjusted EBITDA goals were determined originally based on the inclusion of the business, the Committee elected not to adjust the metric by excluding the environmental & infrastructure business financial results when measuring the Company’s Adjusted EBITDA performance. Thus, the metric was based on historic operations of the Company (consistent with the financial target set at the beginning of the year) and not on continuing operations. Had the Committee elected to adjust the financial targets to exclude discontinued operations, the performance-based compensation would have earned at a higher level.

For 2018, the Committee set a Company Adjusted EBITDA (excluding restructuring) target of $93.4 million, which represented a 63% increase over the prior year’s actual Company Adjusted EBITDA performance for incentive purposes of $57.3 million. Company Adjusted EBITDA as compared to budget funded the incentive pool for the Executives was as follows:

	Adjusted EBITDA vs. Budget Performance Level	Pool Funding (% Target)
<Threshold	<$65.38MM	0%
Threshold	$65.38MM	50%
Target	$93.40MM	100%
Maximum	>$121.42MM	200%
Performance between threshold and target and target and maximum are linearly interpolated.

Actual Company Adjusted EBITDA, excluding restructuring, of $105.5 million was above target and funded the portion of the Executive’s incentive allocation to Company performance at 156% of target. The Committee retains subjective discretion to adjust payout results as it deems appropriate and in accordance with the terms of the plan. Adjustments are generally intended to mitigate the effects of unanticipated events that, unless excluded, would be inconsistent with the intent of the annual incentive compensation program. In 2018, the Committee did not exercise its subjective discretion to adjust the quantitative performance measures.

Individual Performance Consideration

Once the financial and individual goals are calculated and weighted, the annual incentive pool is allocated to the key executives based on overall individual performance, as approved by the Committee after considering each executive’s performance and the recommendation of the CEO. Decisions regarding actual individual incentive awards are based upon funded amounts for the annual incentive pool and a qualitative evaluation of the key executive’s performance and the executive’s individual contribution to overall company performance. While the Committee may modify calculated annual incentives from 0-150% based on individual performance, individual modifications are expected to be generally +/- 10% of calculated amounts, except in extraordinary circumstances. Each named executive officer typically submits a written self-appraisal regarding the achievement of his or her pre-established qualitative goals for the year. The pre-established qualitative goals are ordinarily set at the beginning of the performance period for each named executive officer and are designed to motivate performance with respect to other stated strategic, operational, financial and corporate objectives. This year, the named executive officers’ qualitative assessment also included individual goals based on strategic initiatives set by the CEO and individual execution of certain elements relating to these strategic initiatives. For the named executive officers other than the CEO, the appraisals are reviewed by the CEO. Mr. Petterson provided performance appraisals for each of the named executive officers, which were then discussed with the Committee. The self-appraisal for the CEO is discussed with the Committee. The Committee, in its subjective judgment, awarded annual incentive awards to the key executives based on both achievements of these qualitative goals as well as the quantitative Adjusted EBITDA goal discussed above.

Each of our named executive officers received actual payouts in March 2019 under their respective 2018 performance-based annual incentive award as reflected in the following table:

Name	Target Award Opportunity		Actual Award	Opportunity Earned
	% Salary	$	$	% of Target
Lasse J. Petterson	90%	$630,000	$984,816	156%
Mark W. Marinko	50%	$197,374	$290,250	147%
Kathleen M. LaVoy	50%	$175,100	$256,620	147%
Christopher P. Shea	40%	$147,084	$206,000	140%
David E. Simonelli	55%	$231,132	$371,124	161%

As mentioned throughout and discussed in more detail below, Mr. Petterson did not participate in the Special Incentive Program, which he recommended for other Company leaders as a means to incentivize extraordinary performance. The Committee discussed the exclusion of the CEO from the Special Incentive Program in light of the overall Company performance and concluded that special recognition was justified based on Mr. Petterson’s contributions to the execution of our operating achievements that drove our strong performance.

29 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION

In taking such action, the Committee considered whether it was appropriate to make a discretionary compensation decision but concluded that the extraordinary performance warranted the action. In particular, the Committee assigned significant weight to:

●	Mr. Petterson’s strong leadership in driving a multi-year turnaround, founded on execution of a challenging restructuring plan and installation of operational and financial discipline;

●	Significant year-over-year improvements in financial metrics, including Adjusted EBITDA;

●	Material reduction in the Company’s leverage, ahead of schedule; and

●	Increase in the Company’s stock price during 2018 of 26% ($5.25 to $6.62) and increase from January 1, 2018 through March 1, 2019 (i.e. following 2018 earnings release) of 40% ($5.25 to $8.74).

Accordingly, the Committee awarded Mr. Petterson a special recognition bonus in the amount of $500,000, to be paid half in cash and half in equity (based on the closing price of the stock on the date bonuses were paid). The Committee noted that this amount was considerably less than Mr. Petterson would have earned in 2018 had he participated in the Special Incentive Program.

Long-Term Incentive Awards

The 2017 LTIP permits the Company to grant restricted stock units, performance-based restricted stock units and other awards to eligible individuals, which awards may be subject to one or more performance measures selected from a broad range of permitted performance goals.

The Committee considers and reviews many factors in determining the appropriate mix of long-term equity incentive awards, including the prevalence and composition of equity awards reported in the competitive market assessment and the mix of awards required to effectively incentivize management, and reward the creation of value for stockholders and strong overall strategic and financial performance. For 2018, the Committee selected the following forms of Long-Term Incentives:

Type	Features	How Measured	Why Chosen?
Restricted Stock Units (“RSUs”)	● Sixty-seven percent (67%) of the regular long-term incentive grant was awarded in the form of RSUs. ● Number of RSUs is based on the stock price on the date of grant.	● Time-based; vests in three equal annual installments.	● Encourage retention and align interests of management with stockholders through benefits and risks of stock.
Performance-Based Restricted Stock Units (“PSUs”)	● Thirty-three percent (33%) of the regular long-term incentive grant was awarded in the form of PSUs. ● Target number of PSUs is based on the stock price on the date of grant.

●  Number of PSUs that may be earned range from 0% - 200% of target based on achievement of budgeted EBIT for 2018, 2019 and 2020 (one-year performance periods), excluding restructuring.

●  Earned PSUs for the applicable fiscal year vest on the last day of the applicable performance period.

●  Align long-term compensation for named executive officers with corporate-wide responsibilities with Company performance.

●  EBIT incentivizes employees to increase earnings while simultaneously optimizing cost of capital.

Special Incentive Program (“SIPs”)

●  Special program consisting of performance-based restricted stock units awarded to long-term incentive recipients, except for CEO.

●  Target number of SIPs is based on the stock price on the date of grant.

●  Number of SIPs that may be earned range from 0% - 200% of target grant based on achievement of stretch goal for EBT for 2018 and 2019, excluding restructuring.

●  Earned SIPs for the applicable fiscal year vest on December 31st of the year following the applicable performance year.

●  Incentivize delivery of strategic plan elements and align interest of management with stockholders through stock ownership.

●  Significant financial performance improvements must be achieved before vesting is achieved.

●  Stretch goal (over and above budget) EBT incentivizes employees to achieve and exceed budget and strategic plan while further incentivizing debt reduction.

●  Additional year of vesting encourages retention.

The aggregate value of a named executive officer’s long-term incentive equity award is determined by the Committee based, in part, upon the contribution that the named executive officer is expected to make to the overall growth, strategic and financial

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EXECUTIVE COMPENSATION

performance of the Company during the vesting period. The Committee also considers long-term incentive equity compensation levels of our Peer Group and the annual competitive market assessment. While the Company maintains stock ownership guidelines (see “Other Compensation Related Matters – Stock Ownership and Retention Guidelines” on page 32), the Committee does not consider existing stock ownership levels of individual executives in determining the amount of long-term incentive equity awards.

Target values for 2018 awards were determined by the Committee in conjunction with its consideration of the 2018 competitive market assessment. In March 2018, the named executive officers were granted a mix of RSUs and PSUs with target opportunities as a percentage of salary. In addition, the Special Incentive Program was also granted to incentivize delivery of strategic plan elements and align interests of management with stockholders, as discussed more fully above.

The total grants and grant-date fair values for the LTI awards granted under the regular program are as follows:

	Restricted Stock Units		Performance-Based Restricted Stock Units
Name	# of Shares	Grant Date Fair Value(1)	# of Shares	Grant Date Fair Value(1)	Total LTI Value at Target
Lasse J. Petterson	138,889	$666,667	69,445	$333,334	$1,000,001	(2)
Mark W. Marinko	32,896	$157,901	16,448	$78,950	$236,851
Kathleen M. LaVoy	19,456	$93,389	9,728	$46,694	$140,083
Christopher P. Shea	45,139	$216,667	22,570	$108,334	$325,001	(3)
David E. Simonelli	43,775	$210,120	21,888	$105,060	$315,180

(1)   Grant date fair value is calculated in accordance with ASC Topic 718.

(2)    Mr. Petterson’s total LTI value was calculated in accordance with his employment agreement.

(3)   As reported in the Company’s Proxy Statement filed March 21, 2018, Mr. Shea’s total LTI value for 2018 includes an additional $75,000 in lieu of a cash bonus for 2017.

The total grants and grant-date market values for the LTI awards granted under the Special Incentive Program are as follows:

	Special Incentive Program
Name	# of Shares	Grant Date Market Value(1)	Total SIP Value at Target
Lasse J. Petterson	N/A	N/A	N/A
Mark W. Marinko	49,344	$236,849	236,849
Kathleen M. LaVoy	29,184	$140,080	140,081
Christopher P. Shea	30,643	$147,084	147,084
David E. Simonelli	65,663	$315,180	315,180
(1) Grant date market value is calculated based on the closing stock price on the grant date. The grant date fair value, calculated in accordance with ASC Topic 718, was zero.

The Committee determined that each performance metric was achieved for the respective performance period and, as a result, the named executive officers were issued the 2018 regular PSUs. The SIPs were earned but remain subject to time vesting requirements. Specifically, actual Company EBIT, excluding restructuring, was $57.6 million (earning at 200% of target for the PSUs) and actual Company EBT, excluding restructuring, was $24.9 million (earning at 197% of target for the SIPs). The tables below identify the EBIT performance criteria for the outstanding PSU grants and the EBT performance criteria for the outstanding SIP grants for the 2018 performance periods:

2018	EBIT vs. Budget Performance Level	Funding (% Target)
<Threshold	<$30.7MM	0%
Threshold	$30.7MM	50%
Target	$43.9MM	100%
Maximum	>$50.5MM	200%

2018	EBT vs. Stretch Goal Performance Level	Funding (% Target)
<Threshold/Target	$16.3MM	0%
Threshold/Target	$16.3MM	100%
Maximum	>$25.3MM	200%

Although not listed above, when the threshold, target and maximum performance criteria were set in early 2018, the Committee also set and increased performance levels for 2019 (for both the PSUs and the SIPs) and 2020 (for the PSUs).

31 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION

OTHER COMPENSATION RELATED MATTERS

Additional Benefits

The Company has adopted benefit programs that are supportive of business and human resource strategies and that provide for the delivery of equitable value to executives relative to lower level employees. The Company strives to avoid programs that do not support an identifiable business objective.

Accordingly, the named executive officers generally participate in the same benefits program that is provided to other employees, including life and medical insurance and 401(k) matching and profit sharing. Our 401(k) plan provides that we will match, dollar for dollar, up to 6% of an employee’s salary and incentive compensation that is contributed to his or her 401(k) account. We also may provide a profit sharing contribution to an employee’s 401(k) account as a percentage (between 0% and 7%) of the employee’s salary. However, the IRS limits the total annual contribution for an employee into a qualified plan. This amount was $18,500 for 2018.

Supplemental Savings Plan

In addition, our named executive officers as well as other eligible employees may contribute to a Supplemental Savings Plan, a nonqualified deferred compensation plan that allows eligible employees to elect to defer salary and annual incentive compensation and to receive matching and profit sharing contributions in excess of the maximum amounts that they can defer or receive under the 401(k) plan due to IRS limits. Although the Supplemental Savings Plan is unfunded, participants may elect to notionally invest deferred amounts in most of the investment alternatives that are available under the qualified 401(k) plan. Participants also elect when to receive distributions of deferred amounts under the Supplemental Savings Plan. No tax gross-ups will be provided to participants under the Supplemental Savings Plan. In 2018, all of the eligible named executive officers participated in the Supplemental Savings Plan.

Compensation Recoupment (“Clawback”) Policy

We have a compensation recoupment policy which requires certain cash and equity incentive compensation to be repaid to the Company if awarded as a result of inaccurate financial data. The policy applies to current and former executive officers of the Company, as well as other employees designated by the Board or the Committee. In addition, the policy allows the Committee to recoup compensation paid to an employee as a result of any conduct justifying termination for cause of that employee.

Employment Agreements

As of December 31, 2018, and discussed beginning on page 38, all of our continuing named executive officers had written employment agreements which would entitle each executive to severance benefits depending upon the circumstances of resignation or termination. The Committee believes that these agreements provide essential protections to both the named executive officers and the Company. Agreements providing for severance and change-in-control payments assist us in attracting and retaining qualified executives who have job alternatives. At the same time, the applicable agreements preserve our valuable assets by imposing upon the executives’ non-competition and non-solicitation restrictions, confidentiality obligations, and cooperation covenants.

The Board and the Committee believe that retention of key personnel is an important goal, and employment agreements are one vehicle for retaining top talent and are in our best interest and the best interest of our stockholders, particularly in the context of any potential transaction. The Board and Committee believe that the severance benefits agreed to in the case of these termination events are reasonable in light of the potential value delivered to stockholders in return. These agreements do not provide excise tax gross-ups.

Stock Ownership and Retention Guidelines

The Company maintains guidelines for stock ownership with respect to its named executive officers, senior executives and vice presidents. The purpose of the guidelines is to encourage our executives and vice presidents to demonstrate a commitment to the

Company and its stockholders by retaining a required value of Company stock. Each executive and vice president is provided with a reasonable period of time to attain the required ownership level. The guidelines provide that each named executive officer retain a number of eligible shares with a value at least equal to a multiple of his or her base annual salary as follows:

Name	Position	Retention Requirement
Lasse J. Petterson	Chief Executive Officer	5.0x salary
Mark W. Marinko	Senior Vice President and Chief Financial Officer	3.0x salary
Kathleen M. LaVoy	Chief Legal Officer and Corporate Secretary	3.0x salary
Christopher P. Shea	President of Environmental & Infrastructure Division	2.0x salary
David E. Simonelli(1)	President of Dredging Division	3.0x salary

(1) For Mr. Simonelli, vested but unexercised options granted prior to 2014 are valued using the Black-Scholes model and count towards a portion of his retention requirement.

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EXECUTIVE COMPENSATION

All shares of common stock are eligible shares and count towards the retention requirement, with the shares of common stock valued using an average of the closing stock price over the prior month. Each named executive officer must retain 50% of net profit shares realized upon the: (i) exercise of stock options, (ii) settlement of performance-based restricted stock units, and (iii) vesting of restricted stock units until the required retention value is attained. As of December 31, 2018, each of our named executive officers was in compliance with the guidelines through meeting the retention requirement or complying with the retention ratio of 50% of net profit shares.

Derivatives Trading and Pledging

Because a primary goal of our equity-based incentive compensation program is to align the interests of our senior executives with those of our stockholders, we discourage the trading of derivative securities related to shares of our stock, including hedging strategies, puts, calls or other types of derivative securities. Our derivatives policy also discourages pledging shares of our stock.

COMPENSATION COMMITTEE INTERLOCKS WITH INSIDER PARTICIPATION

The Compensation Committee is comprised of Ryan J. Levenson (Chair), Kathleen M. Shanahan and Michael J. Walsh, none of whom is an employee or current or former officer of our Company, or any of the Company’s subsidiaries, nor had any relationship with our Company requiring disclosure. The Board has determined that Messrs. Levenson, Walsh and Ms. Shanahan are independent in accordance with NASDAQ listing rules. There were no interlocking relationships during the fiscal year ended December 31, 2018.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions with the Company’s management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Ryan J. Levenson, Chair

Kathleen M. Shanahan

Michael J. Walsh

Ryan J. Levenson, Chair
Kathleen M. Shanahan		Michael J. Walsh

33 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for Year Ended December 31, 2018

The following table summarizes the compensation of our named executive officers for the year ended December 31, 2018:

Name and Principal Position	Year	Salary		Bonus		Stock Awards(1)	Non-Equity Incentive Compensation(2)	All Other Compensation(3)	Total
Lasse J. Petterson	2018	$700,000		$500,000	(4)	$1,000,001	$984,816	$67,500	$3,252,317
Chief Executive Officer	2017	$466,667		$317,158		$1,370,001	$—	$47,130	$2,200,956
Mark W. Marinko	2018	$394,748		$—		$236,851	$290,250	$55,299	$977,148
Senior Vice President & Chief Financial Officer	2017	$441,598	(5)	$—		$229,949	$95,812	$31,784	$799,143
	2016	$365,000		$—		$105,118	$121,947	$28,200	$620,265
Kathleen M. LaVoy	2018	$350,200		$—		$140,083	$256,620	$54,695	$801,598
Senior Vice President, Chief Legal Officer	2017	$340,000	(5)	$—		$143,998	$85,000	$26,138	$595,136
	2016	$284,000		$—		$84,082	$113,816	$20,840	$502,738
Christopher P. Shea	2018	$367,710		$25,000	(6)	$325,001	$206,000	$48,039	$971,750
President of the Environmental & Infrastructure Division	2017	$360,500		$50,000		$144,198	$—	$28,797	$583,495
	2016	$350,000		$470,000		$317,199	$—	$18,000	$1,155,199
David E. Simonelli	2018	$420,240		$—		$315,180	$371,124	$56,653	$1,163,197
President of the Dredging Division	2017	$412,000		$—		$308,998	$101,000	$29,980	$851,978
	2016	$400,000		$—		$144,002	$176,299	$34,140	$754,441

(1)

Represents the aggregate grant date fair value for restricted stock units and performance–based restricted stock units granted in 2018. The amounts reported in this column are calculated in accordance with FASB ASC Topic 718. The amounts included for the performance–based restricted stock units granted during 2018 are calculated based on the probable outcome of the performance conditions for such awards at the time of grant, which was achievement of the target performance conditions. If the highest level of performance is achieved for these performance–based restricted stock units, the maximum value of these awards at the grant date would be as follows: Mr. Petterson, $666,667; Mr. Marinko, $157,901; Ms. LaVoy, $93,389; Mr. Shea, $216,667; and Mr. Simonelli, $210,120. The amount included for the Special Incentive Program is zero, because the probable outcome of the performance condition at the time of award was less than the threshold amount. If the highest level of performance is achieved for the Special Incentive Program, the maximum value of these award at the grant date would be as follows: Mr. Marinko, $473,698, Ms. LaVoy, $280,162, Mr. Shea, $294,168; and Mr. Simonelli, $630,360 The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, see “Grants of Plan Based Awards Table” on page 35 for more information regarding the equity compensation granted in 2018 to our named executive officers.

(2)

Represents annual incentive compensation paid under the annual incentive program based upon the achievement of performance-based targets and individual qualitative goals. The 2018 annual incentives were paid in early 2019, see “Compensation Discussion and Analysis” on page 31 for further information regarding the 2018 annual incentive compensation program. Pursuant to the employment agreement with Mr. Simonelli, a portion of the earned annual incentives were incentives delivered as fully vested shares of common stock as follows: 25% of his award (or $92,781) was paid in shares of our common stock.

(3)	The dollar value of the amounts shown in this column for 2018 includes the following:

Name	Supplemental Savings Plan	Matching Contributions to 401(k)	Profit Sharing	Tuition Reimbursement	Total
Lasse J. Petterson	$2,000	$16,500	$49,000	$—	$67,500
Mark M. Marinko	$11,167	$16,500	$27,632	$—	$55,299
Kathleen M. LaVoy	$8,681	$16,500	$24,514	$5,000	$54,695
Christopher P. Shea	$5,809	$16,500	$25,730	$—	$48,039
David E. Simonelli	$10,737	$16,500	$29,416	$—	$56,653

(4)

As discussed more fully in Individual Performance Consideration on page 29, Mr. Petterson received a special recognition bonus of $500,000, half in cash and half in equity, due to the Company’s extraordinary performance in 2018.

(5)	Includes amounts paid to Mr. Marinko and Ms. LaVoy for service as Interim Chief Executive Officer and Interim Chief Legal Officer, respectively.

(6)

Per Mr. Shea’s 2015 employment agreement and in addition to his regular compensation, Mr. Shea was entitled to receive additional cash payments payable on or before March 15, 2016, 2017, and 2018 in the amounts of $70,000, $50,000 and $25,000, respectively, to match an offer Mr. Shea received from a prior employer.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2018

The following table provides additional information about our long-term incentive equity awards, which consist of performance-based restricted stock unit awards (“PSUs”), restricted stock unit awards (“RSUs”), Special Incentive Program awards (“SIPs”), and non-equity incentive plan awards, in each case, granted to our named executive officers in 2018 to the 2017 LTIP:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units(3)	of Stock(4)
Name	Award Type	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Lasse J. Petterson	Annual Incentive		0	630,000	1,260,000
	RSUs	March 8, 2018							138,889	666,667
	PSUs	March 8, 2018				34,722	69,445	138,889		333,334
Mark W. Marinko	Annual Incentive		0	197,374	394,748
	RSUs	March 8, 2018							32,896	157,901
	PSUs	March 8, 2018				8,224	16,448	32,896		78,950
	SIPs	March 8, 2018				49,344	49,344	98,867		0
Kathleen M. LaVoy	Annual Incentive		0	175,100	350,200
	RSUs	March 8, 2018							19,456	93,389
	PSUs	March 8, 2018				11,285	9,727	19,456		46,694
	SIPs	March 8, 2018				29,184	29,184	58,367		0
Christopher P. Shea	Annual Incentive		0	147,084	294,168
	RSUs	March 8, 2018							45,139	216,667
	PSUs	March 8, 2018				11,285	22,570	61,285		108,334
	SIPs	March 8, 2018				30,643	30,643	45,139		0
David E. Simonelli	Annual Incentive		0	231,132	462,264
	RSUs	March 8, 2018							43,775	210,120
	PSUs	March 8, 2018				10,944	21,888	43,775		105,060
	SIPs	March 8, 2018				65,663	65,663	131,325		0

(1)

As described above, annual incentive awards under the annual incentive program are based on the achievement of certain performance metrics, see “Components of Executive Compensation – Annual Incentive Compensation” on page 28 for further information regarding the Annual Incentive Plan. For Mr. Simonelli, 75% of the annual incentive is paid in cash and 25% is paid in common stock of the Company per the terms of his employment agreement.

(2)

Represents the threshold, target and maximum payment opportunities for the 2018 PSUs and SIPs granted under the 2017 LTIP. The PSUs are subject to performance criteria based on EBIT for each of fiscal years 2018, 2019 and 2020 and the SIPS are subject to performance criteria based on EBT for each of fiscal years 2018 and 2019. Subject to achievement of the respective performance goal, PSUs vest on the last day of the applicable performance period whereas the SIPs are subject to a one-year vesting requirement. See “Components of Executive Compensation – Long-Term Incentive Awards” on page 30 for further information regarding the 2018 PSUs and SIPs and achievement of the performance criteria for 2018.

(3)	Represents RSUs described under “Components of Executive Compensation – Long-Term Incentive Awards” on page 30. RSUs vest in annual one-third installments on each anniversary of the grant.

(4)

Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The amounts included in this column for the PSUs granted during 2018 are calculated based on the probable satisfaction of the target performance conditions for such awards. The amount included in this column for the SIPs is zero because the probable outcome of the performance condition for such awards at the time the award was granted was less than the threshold amount. The assumptions used in determining the FASB ASC Topic 718 values are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

35 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provided information on vested and unvested equity awards held by our named executive officers as of December 31, 2018:

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Lasse J. Petterson	—	—	$—	—	86,892(2)	$575,225	138,889(8)	$919,445
	—	—	$—	—	49,020(3)	$324,512	—	$—
	—	—	$—	—	138,889(4)	$919,445	—	$—
Mark W. Marinko	—	—	$—	—	4,827(5)	$31,955	32,896(8)	$217,772
	—	—	$—	—	23,768(6)	$157,344	98,687(9)	$653,308
	—	—	$—	—	32,896(4)	$217,772	—	$—
Kathleen M. LaVoy	4,065	—	$5.70	May 27, 2020	7,721(5)	$51,113	19,456(8)	$128,799
	5,491	—	$5.33	June 27, 2021	22,326(6)	$147,798	58,367(9)	$386,390
	7,563	—	$6.45	June 6, 2022	19,456(4)	$128,799	—	$—
Christopher P. Shea	—	—	$—	—	3,086(5)	$20,429	45,139(8)	$298,820
	—	—	$—	—	77,882(7)	$515,579	61,285(9)	$405,707
	—	—	$—	—	14,905(6)	$98,671	—	$—
	—	—	$—	—	45,139(4)	$298,820	—	$—
David E. Simonelli	53,059	—	$5.70	May 27, 2020	6,612(5)	$43,771	43,775(8)	$289,719
	67,115	—	$5.33	June 27, 2021	31,938(6)	$211,430	131,325(9)	$869,372
	63,024	—	$6.45	June 6, 2022	43,775(4)	$289,791	—	$—
	43,227	—	$7.56	May 7, 2023	—	$—	—	$—
	31,314	—	$7.62	May 9, 2024	—	$—	—	$—

(1)	Based on the closing price of our common stock as reported on the NASDAQ Global Markets of $6.62 per share on December 31, 2018.

(2)	Restricted stock units vest in two equal annual installments beginning on May 9, 2019.

(3)	Restricted stock units vest on May 1, 2019.

(4)	Restricted stock units vest in three equal annual installments beginning on March 9, 2019.

(5)	Restricted stock units vested on March 9, 2019.

(6)	Restricted stock units vest in two equal annual installments beginning on March 8, 2019.

(7)	Restricted stock units vested on January 15, 2019.

(8)

If earned, performance-based restricted stock units vest in three equal installments on the last day of the applicable performance period. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

(9)

If earned, Special Incentive Program performance-based restricted stock units vest on December 31 of the year following the applicable performance year. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the maximum performance goals.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 36

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in 2018

The following table provides information on the value realized by our named executive officers with respect to stock options exercised during 2018 and with respect to RSUs and PSUs that vested during 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)*
Lasse J. Petterson	—	$—	92,464	$507,629
Mark W. Marinko	—	$—	40,111	$199,109
Kathleen M. LaVoy	—	$—	27,995	$137,812
Christopher P. Shea	—	$—	10,537	$51,040
David E. Simonelli	—	$—	52,046	$258,179
*Amounts reflect the value of the vested stock based on the closing price of our stock on the vesting date.

Nonqualified Deferred Compensation in 2018

The following table sets forth the details of the Supplemental Savings Plan (“SSP”):

	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE
Lasse J. Petterson	—	31,750	—	—	31,750
Mark W. Marinko	17,936	19,550	(4,751)	—	196,989
Kathleen M. LaVoy	24,166	13,946	(1,645)	—	64,330
Christopher P. Shea	15,740	12,290	(2,792)	—	55,543
David E. Simonelli	97,693	20,905	(6,077)	—	249,984

We maintain a nonqualified SSP for certain of our employees on United States payroll, including each of our named executive officers. Under the SSP, participants may defer up to 50% of their salaries, including commissions and incentive compensation (other than annual incentives), and may make a separate election to defer up to 100% of any annual performance-based cash incentives (after applicable taxes) they may earn. The SSP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the Company’s 401(k) Plan but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the Company’s 401(k) Plan, excluding in each case any such elective deferrals that exceed 6% of such Participant’s compensation for such Plan Year, as defined in the Company’s 401(k) Plan. Participants are generally permitted to choose from among the investment funds available under the Company’s 401(k) Plan for purposes of determining the imputed earnings, gains, and losses applicable to their SSP accounts. The SSP is unfunded. Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SSP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

37 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Overview

The following describes the estimated payments that would be made to the named executive officers pursuant to an employment agreement or other plans or individual award agreements in the event of the named executive officer’s termination of employment under the circumstances described below, assuming such termination took place on December 31, 2018.

Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors. Certain of the named executive officers, including Messrs. Petterson and Simonelli, are also eligible for certain payments and benefits in the event of a termination of employment due to voluntary retirement.

Payment of enhanced benefits is conditioned upon the executive’s execution of a release of claims in favor of the Company and its related entities. In addition to the release, for those executives with employment agreements, the executive must uphold certain restrictive covenants, including confidentiality of information, non-competition and non-solicitation.

The Petterson Agreement – Termination Provisions

Under Mr. Petterson’s agreement, if Mr. Petterson’s employment is terminated by the Company for “Cause” (defined below) or by Mr. Petterson other than for “Good Reason” (defined below), Mr. Petterson will be entitled to his base salary and employee benefits through the termination date.

Under Mr. Petterson’s agreement, if Mr. Petterson’s employment is terminated by the Company without cause or Mr. Petterson’s leaves for good reason, he will be entitled to his base salary and employee benefits through the termination date, and also receive (i) 12 months of his base pay and target annual incentive compensation amount, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) the pro rata portion of his annual incentive compensation and the Supplemental Savings Plan benefits earned through the termination date, paid at the same time as continuing executives; (iii) 12 months of subsidized medical and dental coverage for Mr. Petterson, his wife, and eligible dependents (to the extent each have been provided with coverage on the date immediately prior to the termination date); and (iv) 18 months of vesting credit for any unvested equity awards, provided that Mr. Petterson has been employed by the Company as its Chief Executive Officer for at least two consecutive years as of the termination date.

If within 24 months of a “Change in Control,” the Company terminates the employment of Mr. Petterson other than for cause or if Mr. Petterson voluntarily resigns his employment for good reason, the Company will pay Mr. Petterson, in lieu of any cash severance payment, a change in control payment equal to: (i) two times the sum of his then current base salary plus the average of his target annual incentive over the three year period immediately preceding his termination; and (ii) the pro rata portion of his annual incentive and Supplemental Savings Plan benefits earned through the termination date. In the event of such a termination, Mr. Petterson is also entitled to continued coverage under the Company’s health plans for up to 24 months following the termination date and full vesting of any outstanding unvested equity awards.

If the Company elects not to renew the employment agreement for Mr. Petterson prior to the fourth anniversary of the employment agreement, then Mr. Petterson will receive full vesting of any unvested equity awards irrespective of whether his employment is subsequently terminated. If the Company elects not to renew the employment agreement for Mr. Petterson during any renewal term and, within 12 months of the end of the renewal term, terminates Mr. Petterson’s employment without cause or Mr. Petterson voluntarily resigns his employment for good reason, then Mr. Petterson will receive full vesting of any unvested equity awards.

If Mr. Petterson retires after serving as Chief Executive Officer for at least six consecutive years, provides the Board with at least 12 months written advance notice of his intent to retire, and remains employed by the Company for at least 12 months after providing such notice, Mr. Petterson will receive full vesting of any of his outstanding equity awards as of the termination date; and Mr. Petterson will not be entitled to, and will be ineligible to receive, any new equity awards following the date on which Mr. Petterson notifies the Board of his retirement.

For purposes of Mr. Petterson’s agreement:

“Cause” means: (a) a material breach of the agreement or an established policy of the Company; (b) an act constituting a felony or engagement in unethical or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character or reputation of the Company; (c) failure, refusal or inability to perform or habitual neglect of duties and responsibilities following written notice and opportunity to cure; (d) an act of material dishonesty, misconduct or fraud or violation of a fiduciary duty; or (e) failure to reasonably cooperate with any audit or investigation following written notice and opportunity to cure.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 38

EXECUTIVE COMPENSATION

“Change in Control” means the occurrence of one or more of the following:

●	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;

●	An unapproved change in a majority of the Board members within any twelve (12) month period;

●	Certain corporate restructurings, including reorganizations, merger or consolidation, or sale or other asset dispositions; or

●	Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

“Good Reason” means the occurrence of any of the following:

●	Material diminution of Mr. Petterson’s authority, base salary, duties or responsibilities;

●	Management restructure whereby Mr. Petterson is subject to the authority of any officer or employee of the Company other than the Board;

●	Relocation of Mr. Petterson’s primary place of employment to a location more than fifty (50) miles from the Company’s current offices in Oak Brook, Illinois; or

●	Material breach of Mr. Petterson’s employment agreement by the Company.

A good reason resignation may occur under Mr. Petterson’s employment agreement only if (i) such voluntary resignation occurs within one hundred fifty (150) days following the initial occurrence of the event giving rise to good reason; (ii) Mr. Petterson provided written notice of such event to the Board within ninety (90) days of the occurrence; and (iii) the Company failed to cure the event in question within thirty (30) days of receipt of such written notice from Mr. Petterson.

Mr. Petterson’s employment agreement does not provide for the continuance of any compensation or benefit obligations upon death or disability; however, pursuant to Mr. Petterson’s restricted stock unit award agreements, Mr. Petterson would receive full vesting of any unvested equity awards under such circumstances.

Lasse J. Petterson

	Termination Without Cause or Resignation due to Good Reason	Voluntary Termination or Retirement	Death or Disability	Termination Following a Change in Control
Salary	$ 700,000	$ 0	$ 0	$2,660,000
Annual Incentive(a)	630,000	0	0	0
Long-Term Incentives(b)	0	0	2,125,667	2,125,667
Health Benefits(c)	8,553	0	0	17,106
Total:	$1,338,553	0	$2,125,667	$4,802,773

(a)

The performance period for Mr. Petterson’s annual incentive is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits.

(b)

Represents the value of accelerated unvested restricted stock units calculated by multiplying the number of unvested restricted stock units held by Mr. Petterson by the $6.62 per share closing price of our stock on the NASDAQ Global Market on December 31, 2018. As of December 31, 2018, Mr. Petterson would have received full vesting credit for a termination without cause within 24 months after a change in control or termination as a result of death or disability.

(c)

In the event of a termination without cause or resignation due to good reason, Mr. Petterson is entitled to continued coverage under the Company’s medical and dental plans for up to 18 months (24 months in the event of a termination following a change in control) following the termination date (to the extent he had been provided with coverage prior to the termination date), subsidized by the Company.

The Simonelli Agreement – Termination Provisions

Under Mr. Simonelli’s agreement, if Mr. Simonelli’s employment is terminated by the Company for “Cause” (defined below) or by the executive other than for “Good Reason” (defined below), Mr. Simonelli will be entitled to his base salary and employee benefits through the termination date. For potential payments upon voluntary resignation, termination without cause or for good reason, or after a “Change in Control,” per Mr. Simonelli’s agreement, Mr. Simonelli’s payments are based upon his 2015 base salary.

39 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION

If Mr. Simonelli voluntary resigns his employment, then the Company may elect to either: (a) cease all compensation and benefits upon the resignation date, in which case Mr. Simonelli would no longer be subject to the non-competition and non-solicitation covenants included in the agreement; or (b) enforce such covenants for a period of 24 months following termination and provide the executive with a cash severance benefit equal to 18 months base salary.

Under Mr. Simonelli’s agreement, if Mr. Simonelli’s employment is terminated by the Company without cause or Mr. Simonelli leaves for good reason, he will receive (i) 24 months of his base pay, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) the prior year’s annual incentive plus Supplemental Savings Plan benefits earned through the termination date, paid at the same time as continuing executives; (iii) 24 months of subsidized medical and dental coverage; (iv) full vesting credit for any unvested equity awards; and (v) payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Simonelli’s termination.

If Mr. Simonelli’s employment is terminated without cause within 12 months after a Change in Control, he will receive (i) two times his annual base pay, less applicable holdings, payable in a lump sum; (ii) the pro rata portion of the prior year’s annual incentive plus Supplemental Savings Plan benefits earned through the termination date, paid at the same time as continuing executives; (iii) 24 months of subsidized medical and dental coverage; and (iv) full vesting credit for any unvested equity awards.

If Mr. Simonelli dies or becomes permanently disabled, he will receive full vesting credit for any unvested equity awards. In addition, if Mr. Simonelli retires, he will receive full vesting of any of his unvested equity awards.

For purposes of Mr. Simonelli’s agreement:

“Cause” means: (a) a material breach of the non-competition and confidentiality provisions of the employment agreement; (b) the commission of a criminal act, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) failure or refusal to carry out, or comply with, any lawful directive of our Board of Directors consistent with the terms of the employment agreement which is not remedied within 30 days after receipt of notice from us.

“Change in Control” means the occurrence of one or more of the following:

●	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;

●	An unapproved change in a majority of the Board members;

●	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or

●	Approval by our stockholders of our complete liquidation or dissolution.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

“Good Reason” means the material diminution of the executive’s authority, duties or responsibilities provided that the executive provides the Company with written notice within 30 days of such diminution and the Company failed to cure such diminution within 30 days of receipt of such written notice.

David E. Simonelli

Benefit	Termination Without Cause or Resignation due to Good Reason	Voluntary Termination(d)	Retirement, Death or Disability	Termination Following a Change in Control
Base Salary	$ 695,000	$521,250	$ 0	$ 695,000
Annual Incentive(e)	101,000	0	0	101,000
Other Long-Term Incentives(f)	1,069,759	0	1,069,759	1,069,759
Health Benefits(g)	26,354	0	0	26,354
Outplacement(h)	15,000	0	0	0
Total:	$1,907,113	$521,250	$1,069,759	$1,892,113

(d)

Represents the value of payments made to Mr. Simonelli in the event the Company exercises its rights to enforce the restrictive covenants in Mr. Simonelli’s employment agreement following a voluntary termination by Mr. Simonelli.

(e)

Under his employment agreement, Mr. Simonelli receives 100 percent of the prior year’s annual incentive in the case of a termination without cause or resignation due to good reason and the pro rata percentage of his prior year’s annual incentive in the case of a termination without cause following a change in control.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 40

EXECUTIVE COMPENSATION

(f)

Represents the value of accelerated unvested restricted stock units calculated by multiplying the number of unvested restricted stock units held by Mr. Simonelli by the $6.62 per share closing price of our stock on the NASDAQ Global Market on December 31, 2018. As of December 31, 2018, Mr. Simonelli would have received full vesting credit for a termination without cause, a resignation due to good reason or for a termination without cause following a change in control or termination as a result of death or disability.

(g)

In the event of a termination without cause, resignation due to good reason or a termination without cause following a change in control, Mr. Simonelli is entitled to continued coverage under the Company’s medical and dental plans for up to 24 months following the termination date, subsidized by the Company.

(h)

In the event of a termination without cause or resignation due to good reason, Mr. Simonelli is also entitled to payment of outplacement services of up to $15,000 provided such services are rendered within one year of Mr. Simonelli’s termination without cause or resignation for good reason.

The Marinko, Shea and LaVoy Agreements – Termination Provisions

Our employment agreements with each of Mr. Marinko, Mr. Shea and Ms. LaVoy have similar termination provisions. Under each executive’s agreement, if the executive’s employment is terminated by the Company for “Cause” (defined below) or by the executive other than for “Good Reason” (defined below), the executive will be entitled to the executive’s base salary and employee benefits through the termination date.

Under each executive’s agreement, if the executive is terminated by the Company without cause or the executive leaves for good reason, the executive will receive (i) continuation of base pay during a specified severance period (18 months for Mr. Marinko, 12 months for Mr. Shea and 15 months for Ms. LaVoy), in each case, less applicable withholdings, payable according to the Company’s scheduled payroll pay dates; (ii) for Messrs. Marinko and Shea, a multiple of the average of the executive’s actual annual incentive and Supplemental Savings Plan benefits over the preceding three years (one and one-half times for Mr. Marinko and one times for Mr. Shea), paid at the same time as continuing executives; (iii) for Mr. Marinko, the pro rata portion of his annual incentive at target; (iv) subsidized medical and dental coverage during the severance period; (v) vesting credit equal to the number of months in the severance period for any unvested equity awards; and (vi) for Ms. LaVoy, payment of outplacement services of up to $15,000, provided such services are rendered within one year of termination.

If the executive is terminated without cause within 12 months (or 18 months for Mr. Shea) after a “Change in Control”, the executive will receive (i) a multiple of the sum of the executive’s annual base pay plus the average of the executive’s actual annual incentive over the preceding three-year period (two times for Messrs. Marinko and Shea and 1.25 times for Ms. LaVoy), less applicable withholdings, payable in a lump sum; (ii) the pro rata portion of the executive’s annual target incentive earned through the termination date for the year of termination; (iii) for Messrs. Marinko and Shea, the pro rata portion of the executive’s Supplemental Savings Plan benefits earned through the termination date for the year of termination; (iv) subsidized medical and dental coverage for 24 months or, in the case of Ms. LaVoy, 12 months); and (v) full vesting credit for any unvested long-term incentive awards.

For Messrs. Marinko and Shea, if the executive dies or becomes permanently disabled, he will receive full vesting credit for any unvested equity awards. In addition, for Messrs. Marinko and Shea, if the executive retires upon or after having attained age 65 years, he will receive full vesting of any unvested equity awards. Ms. LaVoy’s employment agreement does not provide for the continuance of any compensation or benefits obligations upon death or disability; however, pursuant to Ms. LaVoy’s restricted stock unit award agreements, she would receive full vesting of any unvested equity awards under such circumstances.

For purposes of Messrs. Marinko, Shea and Ms. LaVoy:

“Cause” means: (a) a material breach of an established policy of the Company; (b) an act constituting a felony or engagement in unethical or immoral conduct that, in the reasonable judgment of the Board, could injure the integrity, character or reputation of the Company; (c) failure, refusal or inability to perform or habitual neglect of duties and responsibilities following written notice and opportunity to cure; (d) an act of material dishonesty, misconduct or fraud or violation of a fiduciary duty; or (e) failure to reasonably cooperate with any audit or investigation following written notice and opportunity to cure.

“Change in Control” means the occurrence of one or more of the following:

●	Acquisition by a person or entity of 30% or more of the outstanding voting securities of the Company, with certain exceptions;

●	An unapproved change in a majority of the Board members;

●	Certain corporate restructurings, including certain reorganizations, mergers and asset dispositions; or

●	Approval by our stockholders of our complete liquidation or dissolution.

A Change in Control will not be deemed to have occurred under the employment agreement and compensation plans if the named executive officer is part of a purchasing group that consummates the Change in Control transaction.

41 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION

“Good Reason” means the material diminution of the executive’s authority, duties or responsibilities provided that the executive provides the Company with written notice within 90 days of such diminution and the Company failed to cure such diminution within 30 days of receipt of such written notice.

Mark W. Marinko

Benefit	Termination Without Cause or Resignation due to Good Reason	Voluntary Termination	Death or Disability	Termination Following a Change in Control
Base Salary	$ 592,122	$0	$ 0	$840,649
Annual Incentive(i)	400,196	0	0	197,374
Long-Term Incentives(j)	728,828	0	801,418	801,418
Health Benefits(k)	19,766	0	0	26,354
Total:	$1,740,912	$0	$801,418	$1,865,795

(i)

Under his employment agreement, Mr. Marinko will receive one and a half times the average of his actual annual incentive and Supplemental Savings Plan benefits over the last three years plus the pro rata portion of his annual incentive at target in the case of a termination without cause or resignation due to good reason and the pro rata percentage of his prior year’s annual incentive in the case of a termination without cause following a change in control.

(j)

Represents the value of accelerated unvested restricted stock units calculated by multiplying the number of unvested restricted stock units held by Mr. Marinko by the $6.62 per share closing price of our stock on the NASDAQ Global Market on December 31, 2018. As of December 31, 2018, Mr. Marinko would have received 18 months of vesting credit for a termination without cause, a resignation due to good reason, or a termination without cause following a change in control and full vesting for termination as a result of death or disability.

(k)

Mr. Marinko is entitled to continued coverage under the Company’s medical and dental plans for up to 18 months for a termination without cause or resignation due to good reason and up to 24 months following the termination date for a termination without cause following a change in control (to the extent the executive had been provided with coverage prior to the termination date), subsidized by the Company.

Christopher P. Shea

Benefit	Termination Without Cause or Resignation due to Good Reason	Voluntary Termination	Death or Disability	Termination Following a Change in Control
Base Salary	$367,710	$0	$ 0	$ 935,420
Annual Incentive(l)	108,232	0	0	147,084
Long-Term Incentives(m)	784,559	0	1,232,922	1,232,922
Health Benefits(n)	13,177	0	0	26,354
Total:	$1,273,678	$0	$1,232,922	$2,341,780

(l)

Under his employment agreement, Mr. Shea will receive one times the average of his actual annual incentive and Supplemental Savings Plan benefits over the last three years in the case of a termination without cause or resignation due to good reason and the pro rata percentage of his target annual incentive in the case of a termination without cause following a change in control.

(m)

Represents the value of accelerated unvested restricted stock units calculated by multiplying the number of unvested restricted stock units held by Mr. Shea by the $6.62 per share closing price of our stock on the NASDAQ Global Market on December 31, 2018. As of December 31, 2018, Mr. Shea would have received 12 months of vesting credit for a termination without cause, a resignation due to good reason, and full vesting for a termination without cause following a change in control or termination as a result of death or disability.

(n)

Mr. Shea is entitled to continued coverage under the Company’s medical and dental plans for up to 12 months for a termination without cause or resignation due to good reason and up to 24 months following the termination date for a termination without cause following a change in control (to the extent the executive had been provided with coverage prior to the termination date), subsidized by the Company.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 42

EXECUTIVE COMPENSATION

Kathleen M. LaVoy

Benefit	Termination Without Cause or Resignation due to Good Reason	Voluntary Termination	Death or Disability	Termination Following a Change in Control
Base Salary	$437,750	$0	$ 0	$ 549,132
Annual Incentive(o)	0	0	0	218,875
Other Long-Term Incentives(p)	518,010	0	560,943	560,943
Health Benefits(q)	16,472	0	0	13,177
Outplacement(r)	15,000	0	0	0
Total:	$987,232	$0	$560,943	$1,342,127

(o)

Under her employment agreement, Ms. LaVoy receives the pro rata portion of her actual annual incentive in the case of a termination without cause or resignation due to good reason and the pro rata portion of her target annual incentive in the case of a change in control.

(p)

Represents the value of accelerated unvested restricted stock units calculated by multiplying the number of unvested restricted stock units held by Ms. LaVoy by the $6.62 per share closing price of our stock on the NASDAQ Global Market on December 31, 2018. As of December 31, 2018, Ms. LaVoy would have received 15 months of vesting credit for a termination without cause or resignation due to good reason, and full vesting credit following a change in control and a termination as a result of death or disability.

(q)

Ms. LaVoy is entitled to continued coverage under the Company’s medical and dental plans following the termination date, subsidized by the Company, for 15 months following a termination without cause or resignation due to good reason and 12 months following a change in control.

(r)

In the event of a termination without cause or resignation due to good reason, Ms. LaVoy is also entitled to payment of outplacement services of up to $15,000; provided such services are rendered within one year of her termination without cause or resignation for good reason.

CEO PAY RATIO

Background

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Form and Consumer Protection Act, and in accordance with the adoption of Item 402(u) of Regulation S-K, the SEC requires the disclosure of our Chief Executive Officer to median employee pay ratio beginning with our 2018 proxy statement.

To understand this disclosure, we think it is important to give context to our operations. Our corporate headquarters are located in Oak Brook, Illinois, and we operate dredges, vessels and ancillary equipment to perform dredging projects domestically and internationally, and also environmental and infrastructure projects domestically. As a global organization, approximately 10.4% of our employees are located outside of the United States. We strive to create a global compensation program, which is competitive in terms of both the position and the geographic location in which the employee is located. Accordingly, our pay structures vary amongst employees based on position and geographic location.

Identification of Median Employee

We selected December 31, 2018 as the date on which to determine our median employee. As of that date, we had approximately 1,362 employees. For purposes of identifying the median employee, we considered all domestic employees and international employees, whether employed on a full-time, part-time, or seasonal basis.

We identified the median employee by examining the 2018 total wages and incentives less non-taxable compensation for all individuals, excluding our CEO, who were employed by the Company on December 31, 2018, the last day of the Company’s fiscal year. To provide a more uniform comparison between domestic and international employees, we excluded from the consistently applied compensation measure allowances for housing, subsistence, safety bonuses, and transportation provided for employees working in the Middle East. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2018.

Other than as described above, we did not make any assumptions, adjustments, or estimates with respect to compensation, and we did not annualize the compensation for any full-time employees that were not employed by the Company for all of 2018. In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same

43 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EXECUTIVE COMPENSATION

calculation used to determine total compensation for purposes of the Summary Compensation Table on page 34 with respect to each of the named executive officers.

Ratio

For fiscal year 2018:

●	The median of the annual total compensation of all of our employees, other than Mr. Petterson, was $88,808.

●	Mr. Petterson’s annual total compensation was $3,252,317.

Based on this information, the ratio of the annual total compensation of Mr. Petterson to the median of the annual total compensation of all employees is estimated to be 37 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 44

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board of Directors provides stockholders with the opportunity to cast an annual advisory vote to approve executive compensation. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2018 executive compensation program and policies for the named executive officers, as follows:

RESOLVED, that the stockholders of Great Lakes Dredge & Dock Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2019 Annual Meeting proxy statement.

The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of our Board of Directors or our compensation policies as they relate to risk management.

We are required to hold the advisory vote on executive compensation at least once every three years. At the Company’s 2018 Annual Meeting of Stockholders, a majority of the shares cast voted, on an advisory basis, to hold future advisory votes on executive compensation on an annual basis. After consideration of the voting results, the Company’s Board of Directors determined that the Company will hold an advisory vote on executive compensation each year until the next required stockholder advisory vote on frequency of executive compensation occurs or until the Board of Directors otherwise determines that a different frequency for advisory votes on executive compensation is in the best interests of stockholders.

Our executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve short term and long-term corporate objectives and create stockholder value. The Compensation Committee believes our executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests.

The Compensation Committee and the Board believe our executive compensation programs are effective at incentivizing the achievement of outstanding financial performance and superior returns to stockholders. We believe that our commitment to align executive compensation with Company performance and stockholder interests is exhibited by the Company’s executive compensation decisions during the last 12 months. For example, under our Executive Leadership Annual Incentive Program, annual incentive pools are funded based on our Company Adjusted EBITDA. These annual incentive pools are allocated to individuals based on the Compensation Committee’s assessment of individual performance achievements. In addition, the Compensation Committee grants performance–based restricted stock units to certain executives that are only earned upon achievement of performance goals. Because these performance goals were not achieved, performance–based restricted stock units granted in 2014, 2015, 2016, and 2017 were forfeited. In 2018, the Company performance was extraordinary and, as a result, the performance–based restricted stock units based on 2018 financial performance earned at the maximum level.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement which more thoroughly discusses how our executive compensation policies and procedures implement our executive compensation philosophy.

Although the annual advisory stockholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote each year when making executive compensation decisions for our named executive officers. The Compensation Committee, which is comprised of independent directors, values constructive dialogue with our stockholders on executive compensation and other important governance topics and encourages all stockholders to vote their shares on this matter. At our 2018 Annual Meeting of Stockholders, approximately 59% of the stockholders who voted on the “say-on-pay” proposal voted in favor of the compensation of our named executive officers. The Compensation Committee believes that this vote affirms stockholders’ support of the Company’s approach to executive compensation. Both the Board and Compensation Committee expect to take into account the outcome of this year’s vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

VOTE REQUIRED AND RECOMMENDATION

Adoption of this resolution will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, assuming a quorum is present. Abstentions will be treated as being present and entitled to vote on the matter, and therefore, will have the effect of a vote against the proposed resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

45 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table is based on 63,182,859 shares of common stock outstanding as of the record date, and sets forth certain information with respect to the beneficial ownership of our common stock as of the same date by:

●	each person whom we know to own beneficially more than five percent of the outstanding shares of our common stock;

●	each of our directors, director nominees and named executive officers; and

●	all of our current directors and executive officers as a group.

Unless otherwise stated, each of the persons in the table has sole voting and investment power with respect to the securities beneficially owned.

	Beneficially Owned
	Number of Shares of Common Stock (#)	Percentage of Common Stock (%)
Dimensional Fund Advisors LP(1)	5,228,732	8.37%
Jennison Associates LLC(2)	4,980,107	8.00%
BlackRock, Inc.(3)	4,280,035	6.90%
Russell Investments Group, Ltd.(4)	3,194,211	5.11%
Kathleen M. LaVoy(5)(6)(7)	99,460	Ø
Mark W. Marinko(5)(7)	67,703	Ø
Lasse J. Petterson(5)(7)	510,698	Ø
Christopher P. Shea(5)(7)	61,326	Ø
David E. Simonelli(5)(6)(7)	438,577	Ø
Carl A. Albert(5)(8)	138,312	Ø
Lawrence R. Dickerson(5)	15,681	Ø
Ryan J. Levenson(5)(9)	1,465,499	2.32%
Kathleen M. Shanahan(5)	18,908	Ø
D. Michael Steuert(5)	33,508	Ø
Ronald R. Steger(5)	13,759	Ø
Michael J. Walsh(5)	81,527	Ø
All directors, director nominees and executive officers as a group (12 persons)(6)	2,944,958	4.66%
Ø Denotes less than 1%

(1)

Dimensional Fund Advisors LP (“Dimensional LP”) may be deemed to be the beneficial owner of 5,228,732 shares of our common stock. Dimensional LP has sole power to vote or direct the voting of 5,007,288 of such shares and the sole power to dispose or direct the disposition of all shares. Dimensional LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The principal business address of Dimensional LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The information in this footnote (1) was derived from the Schedule 13G filed by Dimensional LP with the SEC on February 8, 2019 reporting ownership as of December 31, 2018.

(2)

Jennison Associates LLC (“Jennison”) may be deemed to be the beneficial owner of 4,980,107 shares of our common stock. Jennison has the sole power to vote or direct the voting of all such shares and the shared power to dispose or direct the disposition of all such shares. Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of the Company’s common stock held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

dispositive power that Jennison may with respect to the Company’s common stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of the Company’s common stock reported on Jennison’s Schedule 13G may be included in the shares reported on any Schedule 13G that may be filed by Prudential. The principal business address of Jennison is 466 Lexington Avenue, New York, New York 10017. The principal business address of Prudential is 751 Broad Street, Newark, New Jersey 07102. The information in this footnote (2) was derived from a Schedule 13G/A filed by Prudential Financial, Inc. with the SEC on January 31, 2019; and also from a Schedule 13G filed by Jennison with the SEC on February 1, 2019, each reporting ownership as of December 31, 2018.

(3)

BlackRock, Inc. (“BlackRock”) may be deemed to be the beneficial owner of 4,280,035 shares of our common stock. BlackRock has the sole power to vote or direct the voting of 3,955,389 of such shares and sole power to dispose or direct the disposition of all shares. The principal business address of BlackRock is 55 East 52nd Street, New York, New York 10055. The information in this footnote (3) was derived from a Schedule 13G/A filed by BlackRock with the SEC on February 4, 2019 reporting ownership as of December 31, 2018.

(4)

Russell Investments Group, Ltd. (“Russell”) may be deemed to be the beneficial owner of 3,194,211 shares of our common stock. Russell has the sole power to vote or direct the voting of all such shares and sole power to dispose or direct the disposition of all such shares. The principal business address of Russell is 1301 Second Ave., Suite 1800, Seattle, WA 98101. The information in this footnote (#) was derived from a Schedule 13G filed by BlackRock with the SEC on January 31, 2019 reporting ownership as of December 31, 2018.

(5)	The address for each of our executive officers, director nominees and directors, unless otherwise noted, is c/o Great Lakes Dredge & Dock Corporation, 2122 York Road, Oak Brook, Illinois 60523.

(6)	Includes options to purchase common stock, exercisable within 60 days of the record date by Ms. LaVoy (29,748) and by Mr. Simonelli (257,739).

(7)

Includes shares of common stock due to vest within 60 days of the record date for each of our named executive officers as follows: Ms. LaVoy (31,854); Mr. Marinko (38,641); Mr. Petterson (185,058); Mr. Shea (40,630); and Mr. Simonelli (51,763).

(8)	Includes 10,000 shares of common stock held by the Albert-Schaefer Trust, a trust established for the benefit of Mr. Albert and his wife, of which Mr. Albert and his wife are co-trustees.

(9)

Mr. Levenson, solely by virtue of his position as the managing member of Privet Fund Management LLC (“Privet Fund Management”), and Privet Fund Management, the general partner and investment manager of Privet Fund LP (“Privet Fund”), may be deemed to beneficially own 1,465,499 shares of our common stock. Mr. Levenson and Privet Fund Management have the shared power to vote or direct the voting and the shared power to dispose or direct the disposition of all such shares. Mr. Levenson and Privet Fund have the shared power to vote or direct the voting and the shared power to dispose or direct the disposition of 1,316,999 of those shares. Mr. Levenson, solely by virtue of his position as the managing member of Privet Fund Management and Privet Fund Management, as investment manager of a certain managed account, (the “Privet Fund Account”) may be deemed to be the beneficial owner of 148,500 shares of our common stock. Mr. Levenson and Privet Fund Management have the shared power to vote or direct the voting of all such shares and the shared power to dispose or direct the disposition of all such shares. The principal address of Privet Fund is 79 West Paces Ferry Road, Suite 200B, Atlanta, Georgia 30305. The information in this footnote (5) was derived from a Schedule 13D/A filed by Privet Fund, Privet Fund Management LLC, and Ryan Levenson with the SEC on March 6, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.

Based solely on our review of filings with the SEC and/or written representations and materials furnished to us from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with in 2018 and 2019 to date, except that one Form 4 filed on behalf of David E. Simonelli was filed one business day late (two transactions) and one Form 4 filed on behalf of each of Lasse J. Petterson (two transactions), Mark W. Marinko (four transactions), Kathleen M. LaVoy (four transactions) and David E. Simonelli (four transactions) was filed three business days late.

47 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Related Party Transaction Policies and Procedures. All interested transactions with related parties are subject to our Related Party Transaction Policies and Procedures, which are set forth in writing (the “Related Party Transaction Policy”). The Audit Committee is responsible for applying the Related Party Transaction Policy. For purposes of the Related Party Transaction Policy, the terms “interested transaction” and “related parties” are defined as follows:

●

“interested transaction” means any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

o	the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;

o	we are a participant; and

o	any related party has or will have a direct or indirect interest, other than solely as a result of being a director or a less than ten percent (10%) beneficial owner of another entity.

●	“related party” means any:

o

person who is or was, since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role, an executive officer, director or nominee for election as a director;

o	greater than five percent (5%) beneficial owner of our common stock; or

o

immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

In determining the propriety of an interested transaction with a related party, the Audit Committee will take into account, among other factors it deems important, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Our Board has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify (as applicable) any interested transaction with a related party in which the aggregate amount involved is expected to be less than $500,000.

The Audit Committee has reviewed the following types of transactions and determined that each such type of transaction shall be deemed to be pre-approved or ratified under the terms of the Related Party Transaction Policy:

●	Employment of executive officers. Any employment by us of an executive officer if:

o

the related compensation is required to be reported in our proxy statement under the compensation disclosure requirements set forth in Item 402 of Regulation S-K under the Exchange Act, which are generally applicable to “named executive officers;” or

o

the executive officer is not an immediate family member of another executive officer or director, the related compensation would be reported in our proxy statement under the compensation disclosure requirements of Item 402 of Regulation S-K if the executive officer was a “named executive officer,” and our Compensation Committee approved (or recommended that our Board approve) such compensation.

●	Director compensation. Any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of Regulation S-K.

●

Certain transactions with other companies. Any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than ten percent (10%) of the other company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the other company’s total annual revenues.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 48

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

●

Certain charitable contributions. Any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent (2%) of the charitable organization’s total annual receipts.

●

Transactions where all stockholders receive proportional benefits. Any transaction where the related party’s interest arises solely from the ownership of our common stock, and all holders of our common stock received the same benefit on a pro rata basis (e.g. dividends).

49 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2018 regarding the number of securities which could be issued upon the exercise of outstanding options, the weighted average exercise price of those options in the 2017 LTIP, and the number of securities then remaining for future issuance under the 2017 LTIP.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Security Holders	3,839,558(1)	6.52(2)	2,212,507
Equity Compensation Plans Not Approved By Security Holders	300,292(3)	N/A	N/A
Total:	4,139,850(1)	6.52(2)	2,212,507

(1)	Includes 2,680,435 shares of common stock issuable pursuant to restricted stock units under our 2007 and 2017 LTIP.

(2)	2,680,435 shares of common stock issuable pursuant to restricted stock units under our 2007 and 2017 LTIP are not included in the calculation of weighted average exercise price.

(3)

On November 4, 2014, the Company granted 1,500,000 restricted stock units to former stockholders and current employees of the Company’s subsidiary, Magnus, outside the terms of our previous 2007 LTIP in reliance on an exemption under NASDAQ Listing Rule 5635(c)(4). Of these grants, 1,199,708 have been forfeited. The restricted stock units vest on March 31, 2020, subject to the applicable employee’s continuous employment with the Company through such date and the satisfaction of certain business milestones. The restricted stock units were granted as an inducement for the employees to join the Company.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 50

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Shares Entitled to Vote

Only stockholders of record of our common stock, par value $0.0001 per share, at the close of business on the record date will be entitled to vote at the 2019 Annual Meeting. As of the record date, there were a total of 63,182,859 shares of our common stock outstanding, each share being entitled to one vote. There is no cumulative voting.

Quorum Requirement

The presence at the 2019 Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our outstanding common stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the Annual Meeting without notice, other than the announcement at the Annual Meeting of such adjournment, until a quorum shall be present or represented.

Even if you plan to attend the Annual Meeting, in order to ensure the presence of a quorum at the Annual Meeting, please vote your shares in accordance with the instructions described below. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Shares owned by Great Lakes are not voted and do not count for quorum purposes.

Beneficial Owners

If you are the registered holder of shares, then you are the record holder of those shares, and you should vote your shares as described in the next section.

If you own shares through a broker, the registered holder of those shares is the broker or its nominee. Such shares are often referred to as being held in “street name,” and you, as the beneficial owner of those shares, do not appear in our stock register. For street name shares, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us how many of their clients own common stock in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials from your broker, including a voting instruction form, you should vote your shares by following the procedures specified on the voting instruction form. Shortly before the Annual Meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the Annual Meeting and vote your street name shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the Annual Meeting.

Discretionary Voting by Brokers

Under current rules governing registered brokers, if you do not instruct your broker how to vote, your broker will have discretionary voting power for ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2), but would not have discretionary voting power for the election of directors (Proposal 1) or the advisory vote on executive compensation (Proposal 3).

How to Vote

You can vote at the Annual Meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always attend the Annual Meeting and revoke your proxy by voting in person.

There are three ways to vote by proxy:

●	by telephone – You can vote by touch-tone telephone by calling toll-free 1-800-690-6903 and following the instructions on our proxy card or the Notice;

●	by internet – You can vote by Internet by going to the website www.proxyvote.com and following the instructions on our proxy card or the Notice; or

●

by mail – If you have requested or receive paper copies of our proxy materials by mail, you can vote by mail by completing, signing, dating and mailing our enclosed proxy card in the pre-addressed, postage-paid envelope provided.

51 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Votes submitted by telephone or electronically over the internet must be received by 11:59 P.M., Central Daylight Time, on May 1, 2019.

By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may:

●	vote for the election of our director nominees; or

●	withhold authority to vote for our director nominees.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019, and the approval of the non-binding resolution to approve the Company’s executive compensation.

Votes by Proxy

All shares that have been properly voted by proxy and not revoked will be voted at the Annual Meeting in accordance with the instructions contained in the proxy. Shares represented by proxy cards that are signed and returned but do not contain any voting instructions will be voted consistent with the Board’s recommendations:

●	(Proposal 1) FOR the election of all director nominees named in the Proxy Statement;

●	(Proposal 2) FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2019;

●	(Proposal 3) FOR the approval, on an advisory basis, of the Company’s executive compensation; and

●	In the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting.

How to Revoke Your Vote

A stockholder may revoke a proxy at any time prior to its exercise:

●	by giving to our Corporate Secretary a written notice of revocation of the proxy’s authority, such notice to be delivered to our principal executive office;

●	by submitting a duly executed proxy bearing a later date; or

●	by attending the 2019 Annual Meeting and voting in person.

A stockholder may also revoke a proxy at any time prior to its exercise by telephone or electronically over the internet provided that it must be received by 11:59 P.M., Central Daylight Time, on May 1, 2019:

●	by calling toll-free 1-800-690-6903; or

●	by visitng the website www.proxyvote.com.

Vote Necessary to Approve Proposals

Proposal 1: The nominees for director for a three-year term will be elected provided that they receive the affirmative vote of a plurality of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that, if a quorum is present, the three persons receiving the greatest numbers of votes at the Annual Meeting will be elected to serve as directors. Withholding authority to vote for a director nominee will not affect the outcome of the election of directors. Broker non-votes will have no effect on the election of directors.

Proposal 2: Deloitte & Touche LLP will be ratified as our independent registered public accounting firm for the year ending December 31, 2019, provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal.

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 52

INFORMATION ABOUT THE ANNUAL MEETING

Proposal 3: The advisory resolution to approve the compensation of our named executive officers will be approved provided the proposal receives the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposed resolution. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, the Compensation Committee and our Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

53 | GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement

OTHER MATTERS

Other Business at the Annual Meeting

The Board of Directors knows of no other matters that will be presented for consideration at the 2019 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Proposals for the 2020 Annual Meeting

Pursuant to federal securities laws, any proposal by a stockholder proposed to be included in our proxy statement for the 2020 Annual Meeting of Stockholders must be received at our principal executive office at 2122 York Road, Oak Brook, Illinois 60523, no later than November 22, 2019. Proposals should be sent to the attention of our Corporate Secretary at our principal executive office. Pursuant to our Bylaws, in order for a stockholder’s nominee for election as a director or any other business to be properly brought before an Annual Meeting of Stockholders, the stockholder must give written notice of such stockholder’s intent to bring a matter before the Annual Meeting no earlier than November 22, 2019, and no later than December 22, 2019. If the 2020 Annual Meeting is called for a date that is not within 30 days of the anniversary of the 2019 Annual Meeting, written notice of such stockholder’s intent to bring a matter before the Annual Meeting must be received not earlier than 120 days prior to such Annual Meeting date and not later than the close of business on the later of the 90th day prior to such Annual Meeting date or the tenth day following the date on which the first public disclosure of the date of the Annual Meeting is made. Each such notice should be sent to the attention of our Corporate Secretary at our principal executive office, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in our Bylaws.

Householding of Proxy Materials

Some banks, brokers, and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice, or if you requested paper copies, one copy of our Proxy Statement and 2018 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you contact the Broadridge Householding Department at the following address:

Broadridge Financial Solutions, Inc.

Householding Department

51 Mercedes Way, Edgewood, New York 11717

1-800-542-1061

If you want to receive separate copies of Notices of Internet Availability, or paper copies of our proxy statements and annual reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder, or you may contact Broadridge at the address and phone number shown.

Solicitation of Proxies

We will bear the costs and expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and will reimburse brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to stockholders. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies at an anticipated approximate cost of $12,500 plus reasonable out-of-pocket expenses. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers and employees without additional compensation being paid to these persons.

By Order of the Board of Directors, Kathleen Mackie LaVoy Corporate Secretary

March 21, 2019

GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | 54

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

We report our financial results in conformity with U.S. generally accepted accounting principles (“GAAP”). We use certain non-GAAP financial measures as part of our compensation program, including Adjusted EBITDA, EBIT and EBT, all excluding restructuring. Restructuring items can include costs of contract revenues (depreciation and other), general and administrative expenses and gains / losses on sale of assets.

In our Compensation Discussion and Analysis (“CD&A”) on page 23, we include information regarding notable financial achievements in 2018, including a non-GAAP measure, Adjusted EBITDA from Continuing Operations (excluding restructuring). We provide below a reconciliation for this 2018 measure. We believe that Adjusted EBITDA from continuing operations is a measure frequently used to evaluate performance of companies with substantial leverage and that the Company’s primary stakeholders (i.e., its stockholders, bondholders and banks) use Adjusted EBITDA from continuing operations to evaluate the Company’s period to period performance.

In our CD&A on page 31, we include our performance targets based on 2018 Adjusted EBITDA, Adjusted EBIT, and Adjusted EBT as compared to our 2018 financial results for those measures. We also provide information regarding the extent to which the targets set in 2018 for each of these measures differed from 2017 performance for each of these measures. We provide below a reconciliation for each of those 2017 measures.

We use non-GAAP performance measures in our compensation program because we believe growth in these measures is important to the Company’s short and long-term success. Our non-GAAP financial measures should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting the usefulness of the measure for comparisons with other companies.

Year Ended December 31, 2018
Adjusted EBITDA from Continuing Operations, excluding restructuring, Reconciliation
Net loss	$(6,293)
Income (loss) from discontinued operations, net of income taxes	(17,309)

Income (loss) from continuing operations	11,016
Adjusted for:
Interest expense—net	33,578
Income tax provision (benefit)	5,437
Depreciation and amortization	50,389
Loss on extinguishment of debt	-

Adjusted EBITDA from continuing operations	$100,420

Excluded for:
Impact of restructuring	9,387

Adjusted EBITDA from continuing operations, excluding restructuring	$109,807

Year Ended December 31, 2017
Adjusted EBITDA from Discontinued Operations Reconciliation
Loss from discontinued operations, net of income taxes	$(15,892)
Adjusted for:
Income tax provision (benefit)	(10,052)
Depreciation and amortization	4,572

Adjusted EBITDA from discontinued operations	$(21,372)

Appendix A – GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | A-1

Adjusted EBITDA from Continuing Operations Reconciliation
Net loss	$(31,260)
Loss from discontinued operations, net of income taxes	(15,892)

Income (loss) from continuing operations	(15,368)
Adjusted for:
Interest expense—net	26,032
Income tax provision (benefit)	(33,761)
Depreciation and amortization	55,962
Loss on extinguishment of debt	2,330

Adjusted EBITDA from continuing operations	$35,195

Adjusted EBITDA Reconciliation
Adjusted EBITDA from continuing operations	$35,195
Adjust for:
EBITDA impact of restructuring (continuing and discontinued operations)	22,626
Adjusted EBITDA from discontinued operations	(21,372)

Company Adjusted EBITDA	$36,449

Adjusted EBIT Reconciliation
Loss from continuing operations before income taxes	$(49,129)
Adjusted for:
Interest expense	26,032
EBIT impact of restructuring (continuing and discontinued operations)	29,485
Loss from discontinued operations before interest expense and income taxes	(25,930)

Adjusted loss before interest expense and income taxes	$(19,542)

Adjusted EBT Reconciliation
Loss from continuing operations before income taxes	$(49,129)
Adjusted for:
EBT impact of restructuring (continuing and discontinued operations)	29,485
Loss from discontinued operations before income taxes	(25,944)

Adjusted loss before income taxes	$(45,588)

Appendix A – GREAT LAKES DREDGE & DOCK CORPORATION – 2019 Proxy Statement | A-2

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC.—COMMON 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345 x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000407971_1 R1.0.1.18 GREAT LAKES DREDGE & DOCK CORPORATION ATTN: Kathleen M. LaVoy 2122 YORK ROAD OAK BROOK, IL 60523 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/01/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/01/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A Lawrence R. Dickerson 1B Ronald R. Steger 1C D. Michael Steuert The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; 3 To approve, on a non-binding advisory basis, the Company’s executive compensation; NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000407971_2 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com GREAT LAKES DREDGE & DOCK CORPORATION Annual Meeting of Stockholders May 2, 2019 at 8:00AM Central Daylight Time This proxy is solicited by the Board of Directors The undersigned stockholder of Great Lakes Dredge & Dock Corporation hereby constitutes and appoints Lasse J. Petterson and Kathleen M. LaVoy, each of them acting singly, as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the 2019 Annual Meeting of Stockholders of Great Lakes Dredge & Dock Corporation, referred to as the “Company,” to be held at the Le Méridien Hotel Chicago-Oak Brook Center, 2100 Spring Road, Grand Salon I, Oak Brook, IL 60523 on Thursday, May 2, 2019 at 8:00 A.M. Central Daylight Time, and at any postponements or adjournments thereof, the number of votes the undersigned would be entitled to cast if present. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. (Continued and to be signed on reverse side)